UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Orion Acquisition Corp. II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ORION ACQUISITION CORP. II

501 SECOND STREET, SUITE 211

SAN FRANCISCO, CALIFORNIA 94107

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 20, 2005

The Annual Meeting of Stockholders of Orion Acquisition Corp. II (the “Company”) will be held on May 20, 2005 at 10:00 a.m. Pacific Daylight Time, at 505 Montgomery Street, Suite 2000, San Francisco, California for the following purposes:

1.	To elect five members to the Board of Directors to hold office until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Singer Lewak Greenbaum & Goldstein LLP, as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2005;

3.	To approve the Company’s Amended and Restated 2004 Equity Incentive Award Plan;

4.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized shares of common stock from 10,000,000 to 50,000,000.

5.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to change the name of the Company to “Medivation, Inc.”

6.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding common stock in the range of from 1:1.5 to 1:4 proposed to be completed, if at all, at any time prior to the date of our next Annual Meeting of Stockholders, and in any case not later than December 31, 2005, by the Board of Directors in the event that it determines, acting individually and its sole direction, that such action is necessary or advisable to facilitate the listing of the Company’s common stock on the Nasdaq SmallCap Market.

7.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on April 25, 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders, or at any adjournments of the Annual Meeting of Stockholders.

In order to ensure your representation at the Annual Meeting of Stockholders, you are requested to submit your proxy by signing and dating the enclosed proxy as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). If you attend the Annual Meeting of Stockholders and file with the Corporate Secretary of the Company an instrument revoking your proxy or a duly executed proxy bearing a later date, your proxy will not be used.

All stockholders are cordially invited to attend the Annual Meeting of Stockholders.

By Order of the Board of Directors

Orion Acquisition Corp. II

Michael W. Hall

Corporate Secretary

San Francisco, California

April 29, 2005

ORION ACQUISITION CORP. II

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

May 20, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement is furnished in connection with the solicitation of proxies in the form enclosed for use at the Annual Meeting of Stockholders of Orion Acquisition Corp. II (the “Company”), a Delaware corporation, to be held at 10:00 a.m. Pacific Daylight Time on May 20, 2005 and at any adjournments or postponements thereof for following purposes:

1.	To elect five members to the Board of Directors to hold office until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Singer Lewak Greenbaum & Goldstein LLP, as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2005;

3.	To approve the Company’s Amended and Restated 2004 Equity Incentive Award Plan;

4.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized shares of common stock from 10,000,000 to 50,000,000;

5.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to change the name of the Company to “Medivation, Inc.”;

6.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding common stock in the range of from 1:1.5 to 1:4 proposed to be completed, if at all, at any time prior to the date of our next Annual Meeting of Stockholders, and in any case not later than December 31, 2005, by the Board of Directors in the event that it determines, acting individually and its sole direction, that such action is necessary or advisable to facilitate the listing of the Company’s common stock on the Nasdaq SmallCap Market; and

7.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Annual Meeting of Stockholders will be held at 505 Montgomery Street, Suite 2000, San Francisco, California. This proxy statement and accompanying form of proxy will be mailed to stockholders on or about April 29, 2005.

Solicitation

This solicitation is made on behalf of our Board of Directors. We will bear the costs of preparing and mailing this proxy statement and other costs of the proxy solicitation made by our Board of Directors. Certain of our officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors’ recommendations. Such solicitations may be made by telephone, facsimile transmission or personal solicitation. No additional compensation will be paid to such officers, directors or regular employees for such services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy material to stockholders.

Voting Rights and Outstanding Shares

Only holders of record of our common stock and holders of record of our Series B Preferred Stock, each as of the close of business on April 25, 2005, are entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders. The outstanding common stock and the outstanding Series B Preferred Stock of the Company constitute the only classes of our securities entitled to vote at the Annual Meeting of Stockholders. Each holder of common stock shall be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting of Stockholders. In addition, each share of Series B Preferred Stock shall be entitled to one vote for each share of common stock into which such shares of preferred stock are convertible on all matters to be voted upon at the Annual Meeting of Stockholders. At the close of business on April 25, 2005, there were 9,581,141 shares of common stock issued and outstanding and 331,925 shares of Series B Preferred Stock issued and outstanding.

A quorum of stockholders is necessary to take action at the Annual Meeting of Stockholders. Stockholders representing a majority of the outstanding shares of our common stock and Series B Preferred Stock, voting together as a single class, present in person or represented by proxy will constitute a quorum. We will appoint election inspectors for the meeting to determine whether or not a quorum is present, and to tabulate votes cast by proxy or in person at the Annual Meeting of Stockholders.

Directors will be elected by a plurality of votes cast that are present in person or represented by proxy. Abstentions, withheld votes and broker non-votes (which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because such broker or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) are counted as present for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting of Stockholders. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. All other proposals require the affirmative vote of a majority of votes present in person or by proxy at the Annual Meeting of Stockholders. Abstentions therefore have the same effect as negative votes on such proposals, and broker non-votes are not counted for any purpose in determining whether such proposals have been approved.

We request that you vote your shares by marking the accompanying proxy card to indicate your votes, signing and dating it, and returning it to the Company in the enclosed envelope. If your completed proxy card is received prior to or at the meeting, your shares will be voted in accordance with your voting instructions. If you sign and return your proxy card but do not give voting instructions, your shares will be voted FOR all matters that are voted upon at the meeting.

Revocability of Proxies

Any proxy may be revoked at any time before it is exercised by filing with the Corporate Secretary an instrument revoking it or by submitting prior to the time of the Annual Meeting of Stockholders a duly executed proxy bearing a later date. Stockholders who have executed and returned a proxy and who then attend the Annual Meeting of Stockholders and desire to vote in person are requested to so notify the Corporate Secretary in writing prior to the time of the Annual Meeting of Stockholders. We request that all such written notices of revocation to the Company be addressed to Corporate Secretary, Orion Acquisition Corp. II, at the address of our principal executive offices at 501 Second Street, Suite 211, San Francisco, California 94107. Our telephone number is (415) 543-3470.

Stockholder Proposals to be Presented at the Next Annual Meeting of Stockholders

Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may submit to the Board of Directors proposals to be presented at the 2006 Annual Meeting of Stockholders. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Corporate Secretary at our principal executive offices at the address set forth above no later than December 30, 2006 in order to be considered for inclusion in the proxy materials to be disseminated by the Board of Directors for such Annual Meeting of Stockholders.

The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our Board of Directors is currently comprised of three members. Directors are elected at each Annual Meeting of Stockholders and hold office until their successors are duly elected and qualified at the next Annual Meeting of Stockholders. In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the five nominees designated below to serve until the 2006 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified. The Board of Directors expects that each of the nominees will be available to serve as a director, but if any such nominee should become unavailable or unwilling to stand for election, it is intended that the shares represented by the proxy will be voted for such substitute nominee as may be designated by the Board of Directors.

The following table sets forth certain information concerning the five nominees for directors of the Company as of January 31, 2005.

Name	Age	Director Since	Position
Daniel D. Adams	64	—	*
Gregory H. Bailey, M.D.	46	—	*
Kim D. Blickenstaff	52	—	*
Steve Gorlin	67	—	*
David T. Hung, MD	47	2004	President, Chief Executive Officer and Director

*	Nominee for the Board of Directors.

Daniel D. Adams. Mr. Adams has been the President and Chief Executive Officer of Protein Sciences Corporation, a biopharmaceutical service company since 1995. Mr. Adams holds a B.A. degree in Chemistry from Cornell University and a J.D. magna cum laude from New York University School of Law.

Gregory H. Bailey, M.D. Dr. Bailey has been Managing Director, Investment Banking of MDB Capital Group LLC, an investment banking firm, since 2004. Prior to joining MDB Capital Group LLC, Dr. Bailey was a Life Sciences Analyst at Participating Capital, an investment banking firm, since 1995. Dr. Bailey holds a M.D. degree from the University of Western Ontario.

Kim D. Blickenstaff. Mr. Blickenstaff has been the President and Chief Executive Officer and a director of Biosite Incorporated, a provider of medical diagnostics, since April 1988. Mr. Blickenstaff is also a director of several privately held medical products companies. Prior to joining Biosite, he held various positions in finance, operations, research management, sales management, strategic planning, and marketing with Baxter Travenol, National Health Laboratories and Hybritech Incorporated. Mr. Blickenstaff received a B.A. from Loyola Marymount College and an M.B.A. from the Graduate School of Business, Loyola University, Chicago.

Steve Gorlin. Mr. Gorlin has been a private investor since 2000. From May 1999 through January 2000, Mr. Gorlin was Chief Executive Officer of GMP Companies, Inc., a health care company. Mr. Gorlin serves on the Boards of Directors of Sequella, Inc. and Dara BioSciences, Inc. and has served as Chairman of the Board of Directors of Medivation, Inc., our wholly owned subsidiary, since its inception in September 2003.

David T. Hung, M.D. Dr. Hung became our President and Chief Executive Officer, and a member of our board of directors, pursuant to the merger on December 17, 2004. Dr. Hung also has served as the President and Chief Executive Officer, and member of the board of directors, of our wholly owned subsidiary Medivation since its inception in September 2003. From 1998 until 2001, Dr. Hung was employed by ProDuct Health, Inc., a privately held medical device company, as Chief Scientific Officer (1998-1999) and as President and Chief Executive Officer (1999-2001). In 2001, ProDuct Health, Inc. was acquired by Cytyc Corporation. Dr. Hung served as a consultant to Cytyc Corporation from 2001 until 2002 to assist with transitional matters related to Cytyc Corporation’s acquisition of ProDuct Health, Inc. Dr. Hung received an M.D. from the University of California, San Francisco, School of Medicine, and an A.B. in Biology from Harvard College.

Directors Not Standing for Re-Election

Christopher A. Marlett. Mr. Marlett has served on our board of directors since 1999. Prior to the merger on December 17, 2004, Mr. Marlett also served as our President and Chief Executive Officer. Mr. Marlett is a co-founder of MDB Capital Group LLC, an investment banking firm formed in December 1996, and has served as a principal of MDB Capital Group LLC since that time. Mr. Marlett received a B.S. in Business Administration from the University of Southern California.

Anthony DiGiandomenico. Mr. DiGiandomenico has served on our board of directors since 1999. Prior to the merger on December 17, 2004, Mr. DiGiandomenico also served as our Chief Financial Officer. Mr. DiGiandomenico is a co-founder of MDB Capital Group LLC, and has served as a member of MDB Capital Group LLC since December 1996. Mr. DiGiandomenico received a B.S. in Finance from the University of Colorado, and an M.B.A. from the Haas School of Business at the University of California, Berkeley. Mr. DiGiandomenico serves as a director of Vitacube Systems Holdings, Inc.

All directors will hold office until our next Annual Meeting of Stockholders and until their successors have been duly elected or qualified. There are no family relationships between any of our directors or executive officers.

Board of Directors and Committees of the Board

During 2004, the Board of Directors held a total of two meetings and acted by unanimous written consent on two occasions. All directors attended at least 75% of the total number of Board of Directors meetings and meetings of Board of Directors committees on which the director served during the time he served on the Board of Directors or committees.

The Board of Directors has determined each of the following nominees will be, upon election to our Board of Directors, an “independent director” as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers, Inc.: Daniel Adams, Kim Blickenstaff and Steve Gorlin. None of the current members of our Board of Directors is an “independent director” as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers, Inc.

The Board of Directors does not have a standing Audit Committee, Compensation Committee or Nominating Committee. While the Board of Directors has established an Audit Committee and Compensation Committee, the Board has deferred appointing directors to serve on those committees until after the Annual Meeting of Stockholders. Accordingly, until directors have been appointed to serve on the Audit and Compensation Committees, the functions of those committees are performed by the full Board of Directors. Copies of our Audit Committee and Compensation Committee charters are attached as appendices to this proxy statement. The Board of Directors does not have a nominating committee, as proposed nominees for the Board of Directors are reviewed by all members of the Board of Directors. While our common stock is traded on the Over the Counter Bulletin Board (“OTC Bulletin Board”), upon election of Messrs. Adams, Blickenstaff and Gorlin to the Board of Directors and upon their appointment to the Audit Committee and Compensation Committee, each of our Audit Committee and Compensation Committee will be composed entirely of independent directors in accordance with current Nasdaq listing standards. Furthermore, each member of our Audit Committee will meet the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and related rulemaking of the Securities and Exchange Commission (the “SEC”). The Board of Directors has further determined that Mr. Blickenstaff, who, upon election to the Board of Directors, will be appointed to the Audit Committee of the

Board of Directors, is an “Audit Committee Financial Expert,” as such term is defined in Item 401(e) of Regulation S-B promulgated by the SEC, by virtue of his relevant experience listed in his biographical summary provided above in the section entitled “Proposal 1—Election of Directors.” Pending election of Mr. Blickenstaff to the Board of Directors, and his subsequent appointment to the Audit Committee, we do not have an “Audit Committee Financial Expert” serving on the Board of Directors or the Audit Committee.

Audit Committee. The Audit Committee will be responsible for reviewing the work of our internal accounting and audit processes and independent auditors. The Audit Committee will have the sole authority for the appointment, compensation and oversight of our independent auditors and approval of any significant non-audit relationship with the independent auditors. The Audit Committee will also be responsible for preparing the report required by the rules of the SEC to be included in our annual proxy statement. During 2004, the Audit Committee had not yet been established and so held no meetings. Effective upon the adjournment of the Annual Meeting of Stockholders, and assuming election by the stockholders of the nominees to the Board of Directors, the Audit Committee will be comprised of Directors Blickenstaff (Chair), Adams and Gorlin. A copy of our Audit Committee Charter is attached to this proxy statement as Appendix A.

Compensation Committee. The Compensation Committee will be responsible for approving our goals and objectives relevant to compensation, staying informed as to market levels of compensation and, based on evaluations submitted by management, recommending to our Board of Directors compensation levels and systems for the Board of Directors and our officers that correspond to our goals and objectives. The Compensation Committee will also be responsible for producing an annual report on executive compensation for inclusion in our proxy statement. During 2004, the Compensation Committee had not been established and so held no meetings. Effective upon the adjournment of the Annual Meeting of Stockholders, and assuming election by the stockholders of the nominees to the Board of Directors, the Compensation Committee will be comprised of Directors Adams (Chair), Gorlin and Blickenstaff. A copy of our Compensation Committee charter is attached to this proxy statement as Appendix B.

Stockholder Recommendations and Communication with the Board of Directors

Stockholders may recommend any person as a nominee for director by writing to the Chairman of the Board of Directors, c/o the Corporate Secretary at the Company’s address above. The recommendations must be received at the Company not later than the 120 calendar days before the date of the Company’s proxy statement released to stockholders in connection with the previous year’s Annual Meeting of Stockholders and must be accompanied by the following information:

•	name and address of the nominating stockholder;

•	a representation that the nominating stockholder is a record holder;

•	a representation that the nominating stockholder intends to appear in person or by proxy at the Annual Meeting of Stockholders to nominate the person or persons specified;

•	information regarding each nominee that would be required to be included in a proxy statement;

•	a description of any arrangements or understandings between the nominating stockholder and the nominee; and

•	the consent of each nominee to serve as a director, if elected.

The director qualifications developed to date focus on what the Board of Directors believes to be essential competencies to effectively serve on the Board of Directors. The Board of Directors may consider the following criteria in recommending candidates for election to the Board of Directors:

•	experience in corporate governance, such as an officer or former officer of a publicly held company;

•	experience in the Company’s industry;

•	experience as a board member of another publicly held company; and

•	academic expertise in an area of the Company’s operations.

Prior to each Annual Meeting of Stockholders at which directors are to be elected, and whenever there is otherwise a vacancy on the Board of Directors, the Board of Directors will consider incumbent Board of Directors members and other well-qualified individuals as potential director nominees. The Board of Directors will determine whether to retain an executive search firm to identify Board of Directors candidates, and if so, will identify the search firm and approve the search firm’s fees and other retention terms and will specify for the search firm the criteria to use in identifying potential candidates, consistent with the director qualification criteria described above. The Board of Directors will review each potential candidate. Management may assist the Board of Directors in the review process at the direction of the Board of Directors. The Board of Directors will select the candidate or candidates it believes are the most qualified to recommend to the stockholders as a director nominee. Candidates recommended by a stockholder are evaluated in the same manner as candidates identified by a Board of Directors member.

Each of the nominees for election as director at the 2005 Annual Meeting of Stockholders is recommended by the Board of Directors. In connection with the merger of Medivation, Inc. with and into our wholly owned subsidiary, MDB Capital Group LLC, which served as placement agent in connection with our December, 2004 private placement, has recommended for nomination each of Daniel Adams and Gregory Bailey, M.D. for election as directors, and the former stockholders of Medivation, Inc. have recommended for nomination David T. Hung, M.D., Kim Blickenstaff and Steve Gorlin for election as directors. Pursuant to a voting agreement executed in connection with our 2004 equity financing, certain of our stockholders have agreed to vote in favor of the election of Steve Gorlin, Dr. Hung, one nominee of the former stockholders of Medivation, Inc. and two nominees of MDB Capital Group LLC. Daniel Adams was identified for us by a third party search firm. The Company paid a fee to such third party search firm to assist in identifying and evaluating potential nominees.

Stockholders may send correspondence to the Board of Directors or any individual member of the Board of Directors, c/o the Corporate Secretary at our principal executive offices at the address set forth above. The Corporate Secretary will review all correspondence addressed to the Board of Directors, or any individual Board of Directors member, for any inappropriate correspondence and correspondence more suitably directed to management. However, the Corporate Secretary will summarize all correspondence not forwarded to the Board of Directors and make the correspondence available to the Board of Directors for its review at the request of the Board of Directors. The Corporate Secretary will forward stockholder communications to the Board of Directors prior to the next regularly scheduled meeting of the Board of Directors following the receipt of the communication.

Director Attendance at Annual Meetings of Stockholders

Directors are encouraged to attend in person the Annual Meeting of Stockholders. The Company did not hold an Annual Meeting of Stockholders in 2004.

Director Compensation

Our directors who are either employed by the Company or affiliated with a significant stockholder receive no compensation for their services as directors. Each of our directors who is not an employee of the Company or affiliated with a significant stockholder receives a one time grant of options to purchase 90,000 shares of our common stock at the fair market value of the time of the grant under our Amended and Restated 2004 Equity Incentive Plan which is subject to a four year vesting schedule. We reimburse all of our directors for their out of pocket expenses.

Required Vote

The five nominees receiving the highest number of affirmative votes of the outstanding shares of common stock and Series B Preferred Stock, voting on an as-converted to common stock basis and together as a single class, in each case present or represented by proxy and entitled to vote, shall be elected as directors to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE FIVE NOMINEES LISTED ABOVE.

EXECUTIVE OFFICERS

The names, ages and certain other information concerning the following individuals as of January 28, 2005 is set forth below (unless provided elsewhere in this Proxy Statement):

•	our Chief Executive Officer, or any person acting in a similar capacity, during the fiscal year ended December 31, 2004;

•	our most highly compensated executive officer, other than the foregoing Chief Executive Officer, who served as an executive officer of the Company as of December 31, 2004 (who we sometimes refer to herein, together with the foregoing chief executive officer as of December 31, 2004, as the “named executive officers”); and

•	our directors during our fiscal year ended December 31, 2004.

Name	Age	Title
David T. Hung, M.D.	47	President, Chief Executive Officer, Director
C. Patrick Machado	40	Senior Vice President, Chief Financial Officer
Christopher A. Marlett	40	Director, Former Chief Executive Officer
Anthony DiGiandomenico	38	Director

C. Patrick Machado. Mr. Machado became our Senior Vice President and Chief Financial Officer pursuant to the merger on December 17, 2004. Mr. Machado also has served as the Senior Vice President and Chief Financial Officer, and member of the board of directors, of our wholly owned subsidiary Medivation since its inception in September 2003. From 1998 until 2001, Mr. Machado was employed by ProDuct Health, Inc., a privately held medical device company, as Vice President, Chief Financial Officer and General Counsel (1998-2000) and as Senior Vice President and Chief Financial Officer (2000-2001). From 2001 until 2002, Mr. Machado served as a consultant to Cytyc Corporation to assist with transitional matters related to Cytyc Corporation’s acquisition of ProDuct Health, Inc. Mr. Machado received a J.D. from Harvard Law School and a B.A. and B.S. in German and Economics, respectively, from Santa Clara University.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth certain summary compensation for the periods indicated with respect to:

•	our named executive officers as of December 31, 2004; and

•	our former Chief Executive Officer during a portion of our fiscal year ended December 31, 2004.

Name	Year	Annual Compensation			Long Term Compensation
					Awards		Payouts
		Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options	LTIP Payouts	All Other Payouts
David T. Hung, M.D.† President, Chief Executive Officer, Director	2004 2003 2002	248,625 49,583 —	— — —	— — —	— — —	— — —	— — —	— — —

C. Patrick Machado† Senior Vice President, Chief Financial Officer	2004 2003 2002	190,125 37,917 —	— — —	— — —	— — —	— — —	— — —	— — —

Christopher A. Marlett†† Director	2004 2003 2002	— — —	— — —	— — —	— — —	— — —	— — —	— — —

†	Compensation data presented with respect to Messrs. Hung and Machado for the fiscal years ended December 31, 2003, and 2004, reflect: (1) payments by Medivation made to them in their respective capacities as employees of Medivation until December 17, 2004; and (2) payments by the company made to them in their respective capacities as our employees during the period beginning December 18, 2004, and ending December 31, 2004. Messrs. Hung and Machado did not serve as employees of either Medivation or Orion at any time during the fiscal year ended December 31, 2002. Therefore, compensation data for Messrs. Hung and Machado during the fiscal year ended December 31, 2002, has been omitted. For the fiscal years ended December 31, 2002, and 2003, and until December 17, 2004, Orion did not compensate its employees.
††	Compensation data has been omitted with respect to Mr. Marlett because Mr. Marlett served as the Chief Executive Officer of Orion up to the effective time of his resignation from such position, December 17, 2004. Mr. Marlett has not served as an employee of the company at any time after December 17, 2004. For the fiscal years ended December 31, 2002, and 2003, and until December 17, 2004, Orion did not compensate its employees.

Board of Directors

As of January 28, 2005, our board of directors consisted of three members, Dr. Hung, our President and Chief Executive Officer, and Messrs. Marlett and DiGiandomenico, our former President and Chief Executive Officer and former Chief Financial Officer, respectively. Messrs. Marlett and DiGiandomenico are principals of MDB Capital Group LLC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MDB Capital Group LLC Services

MDB Capital Group LLC served as a placement agent in the financing, which refers to the private placement by Orion of an aggregate of 7,741,935 shares of common stock on December 17, 2004, to certain accredited investors. As compensation for these services, MDB Capital Group LLC and certain of its affiliates received an aggregate of 572,878 shares of common stock and warrants to purchase an aggregate of 572,878 shares of common stock having an exercise price of $1.55 per share. The compensation of MDB Capital Group LLC was negotiated on an arm’s length basis between MDB Capital Group LLC and Medivation. Messrs. Marlett and DiGiandomenico, current members of our board of directors and who, prior to December 17, 2004, had served as our President and Chief Executive Officer and Chief Financial Officer, respectively, are principals of MDB Capital Group LLC. Messrs. Marlett and DiGiandomenico, as of January 28, 2005, each beneficially owned less than one percent of our outstanding common stock in their individual capacities. In addition, as of January 28, 2005, MDB Capital Group LLC beneficially owned approximately 4.9% of the fully-diluted common stock.

Registration Rights Agreements

In connection with the financing, Orion entered into registration rights agreements providing for the registration for resale of the shares sold pursuant to the financing, as well as certain other shares of common stock of Orion. The registration rights agreements require us to register for resale an aggregate of 14,327,607 shares of common stock. Pursuant to the registration rights agreements, we agreed to file a registration statement with respect to these shares no later than January 31, 2005, and to have such registration statement declared effective no later than March 31, 2005. If we fail to file, or to have declared effective, such registration statement by such respective deadlines, we agreed to pay certain liquidated amounts to the parties to such registration rights agreements who purchased shares in the financing.

The registrations rights agreements were entered into by and among Orion and the parties named in the table below:

David T. Hung, M.D.

C. Patrick Machado

Selena Pharmeceuticals, Inc.

Joseph F. Barletta

Steven R. Becker

John Braniff

Bushido Capital Master Fund, LP

Cimarron Overseas Equity Master Fund LP

R. L. Clarkson

Richard D. Clarkson

Richard L. Clarkson,
f/b/o Lucille S. Ball

Edgewater Ventures

Robert Charles Friese

Gamma Opportunity Capital Partners, LP

Joseph J. Grano, Jr.

Joel T. Leonard Trust,
dated October 25, 1994

Maurice Micek,
custodian for Andrew Micek UGMA NE

Maurice Micek,
custodian for Benjamin Micek UGMA NE

Edward Negley

Steven O’Kuhn

ProMed Offshore Fund II, Ltd.

ProMed Offshore Fund, Ltd.

ProMed Partners II, LP

ProMed Partners LP

Arthur Shartsis

Silicon Prairie Partners, LP

Special Situations Cayman Fund, L.P.

Special Situations Fund III, L.P.

Special Situations Private Equity Fund, L.P.

Jeff & Jean Stroud, JTWROS

James Patrick Tierney

Topix, Inc.

Trust Under Will of A. Wilfred May,
dated November 11, 1969

John A. Raiser Irrevocable Trust,
dated March 2, 1988

Shon Kwong & Laura Micek

Lewin Investments LLC

D. Clay & Elissa McCollor

MDB Capital Group LLC*

Greg J. Micek,
guardian for Alexandria L. Micek

Greg J. Micek,
guardian for Gregory J. Micek, Jr.

John Micek,
custodian for Gabriel Micek UTMA CA

John Micek,
custodian for Jordan Micek UTMA CA

John Micek,
custodian for Peter Micek UTMA CA

John Micek III

Maurice Micek

TTC Private Equity Partners LLC

Cedric Vanzura

Walker Smith Capital (QP), LP

Walker Smith Capital, LP

Walker Smith International Fund, Ltd

Melvyn Weiss

WS Opportunity Fund (QP), LP

WS Opportunity Fund International Ltd.

WS Opportunity Fund, LP

Steven L. Zelinger

Dara BioSciences, Inc.

Anthony DiGiandomenico

*	MDB Capital Group LLC was not a party to the voting agreements.

Voting Agreements

In connection with the transactions, each of the persons holding shares of common stock of Medivation immediately prior to the effective time of the merger and each person who purchased shares in the financing, entered into voting agreements which provide for the agreement by such persons to vote any shares of common stock or other voting securities of the company owned by such persons in favor of: (a) an amendment to the amended and restated certificate of incorporation of the company resulting in an increase in the number of shares of authorized common stock, from 10,000,000 shares of authorized common stock to at least 25,000,000 shares of authorized common stock; (b) the election to the board of directors of the company the following individuals: (i) Mr. Steve Gorlin; (ii) David T. Hung, M.D.; (iii) one nominee acting as the representative of the individuals who held shares of common stock of Medivation immediately prior to the effective time of the merger; and (iv) two nominees acting as representatives of MDB Capital Group LLC; and (c) a change of the name of the company. The voting agreements were entered into by and among Orion and the parties named in the table in this section “Certain Relationships and Related Transactions—Registration Rights Agreements” above. As of January 28, 2005, an aggregate of 14,380,425 shares, or approximately 79.9% of the fully-diluted shares, of common stock of the company were covered by such voting agreements.

Acquisition of Selena Pharmaceuticals, Inc. Patent Rights

On October 10, 2003, Medivation purchased from Selena Pharmaceuticals, Inc. certain patent rights, including issued patents in the U.S. and Europe, covering the use of Dimebon and related compounds to treat Alzheimer’s disease and other neurodegenerative diseases. The purchase price for such rights consisted of $25,000 in cash and 900,000 shares of common stock of Medivation, which were converted into 110,642 shares of our Series B Preferred Stock in connection with the merger. As of January 28, 2005, Selena Pharmaceuticals, Inc. beneficially owned approximately 12.3% of the fully-diluted common stock. The purchase agreement with respect to the acquisition of such rights, among other things, requires us to make certain milestone payments to the inventors of the patent rights upon the occurrence of stated events, and to pay the inventors royalties on the sale of products covered by such purchased rights.

Transactions with Dr. Hung

On November 16, 2004, Dr. Hung, our current President and Chief Executive Officer and a member of our board of directors, entered into an agreement with Medivation pursuant to which Dr. Hung guaranteed, in an amount not to exceed $78,000, the performance of Medivation of its contractual obligation to pay certain professional fees incurred by Medivation in connection with the transactions. In return for such guarantee, Medivation issued warrants to Dr. Hung exercisable for shares of Medivation equity securities. In connection with the merger, the warrants exercisable for shares of Medivation equity securities issued to Dr. Hung in connection with such guarantee were assumed by us and converted into warrants exercisable for an aggregate of 10,065 shares of our common stock at an exercise price of $1.55 per share. As of January 28, 2005, Dr. Hung beneficially owned approximately 9.6% of the fully-diluted common stock.

Transactions with Mr. Grano

Convertible Bridge Notes and Warrants

On June 8, August 1, and September 1, 2004, Medivation issued and sold to Joseph J. Grano, Jr. convertible bridge notes of Medivation, together with warrants exercisable for equity securities of Medivation. The aggregate principal amount of all such convertible bridge notes was $600,000, and each accrued interest at the rate of 4.5% per annum. As of December 17, 2004, the aggregate principal balance, plus accrued interest, remaining outstanding on the convertible bridge notes was $610,775, and was assumed by the company and converted into shares of common stock of the company at a conversion price of $1.55 per share in the financing. In connection with the merger, the warrants exercisable for equity securities of Medivation, issued in connection with the convertible bridge notes, were also assumed by the company and converted into warrants exercisable for an aggregate of 77,419 shares of our common stock at an exercise price of $1.55 per share.

Consulting Agreement

In addition, pursuant to a Consulting Agreement between Medivation and Mr. Grano entered in July 2004, Medivation issued to Mr. Grano options to purchase shares of Medivation common stock in July and December 2004. In connection with the merger, these options were assumed by the company and converted into options to purchase shares of our common stock.

As of January 28, 2005, Mr. Grano beneficially owned an aggregate of 1,279,033 shares of our common stock, or approximately 4.1% of the fully-diluted common stock.

Transactions with Dara BioSciences, Inc.

On October 10, 2003, and April 1, 2004, Medivation issued to Dara BioSciences, Inc. convertible bridge notes of Medivation, together with warrants exercisable for equity securities of Medivation. The aggregate principal amount of all such convertible bridge notes was $1,250,000, and each accrued interest at the rate of 4.5% per annum. In connection with the financing, (a) an aggregate principal balance of $688,955 remaining outstanding on the convertible bridge notes was assumed by the company and converted into shares of common stock of the company at a conversion price of $1.55 per share; and (b) an aggregate principal balance of $622,720 in principal plus accrued interest remaining outstanding on the convertible bridge notes was repaid by us. In connection with the merger, the equity securities of Medivation issued in connection with the convertible bridge notes were also assumed by the company and converted into warrants exercisable for an aggregate of 161,290 shares of our common stock at an exercise price of $1.55 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 1, 2005, for:

•	each director and each nominee to become a director;

•	each of our named executive officers;

•	all of our directors, nominees and named executive officers as a group; and

•	each person who we know beneficially owns more than 5% of our common stock.

Beneficial ownership data in the table below has been calculated based on SEC rules requiring that all equity securities exercisable for or convertible into shares of our common stock within 60 days of March 1, 2005, shall be deemed to be outstanding for the purpose of computing the percentage of ownership of any person holding such exercisable or convertible equity securities, but shall not be deemed to be outstanding for computing the percentage of ownership of any other person.

Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all capital stock shown to be held by that person. The address of each named executive officer and director, unless indicated otherwise by footnote, is c/o Orion Acquisition Corp. II, 501 Second Street, Suite 211, San Francisco, California 94107.

	Shares Beneficially Owned
	Number	Percent
Named Executive Officers and Directors:

David T. Hung, M.D. (1)	1,645,095	14.65%
Christopher A. Marlett (2)	1,173,652	11.83
Gregory H. Bailey, M.D. (3)	509,016	5.20
C. Patrick Machado (4)	494,579	4.91
Anthony DiGiandomenico (5)	118,773	1.24
Daniel Adams	—	*
Kim D. Blickenstaff	—	*
Steve Gorlin (6)	2,818,607	23.58
All named executive officers, directors and nominees as a group (eight persons) ((1) – (6))	6,759,720	46.13

5% Stockholders:

Dara BioSciences, Inc. (7)	2,818,607	23.58
Austin Marxe and David Greenhouse (8)	2,580,645	26.93
Selena Pharmaceuticals, Inc. (9)	2,212,830	18.76
Joseph J. Grano, Jr. (10)	1,279,033	12.53
MDB Capital Group LLC (11)	903,470	9.17
Entities affiliated with ProMed Partners (12)	838,470	8.75
Entities affiliated with Walker Smith Capital (13)	774,194	8.08
TTC Private Equity Partners LLC (14)	504,780	5.27

*	Represents beneficial ownership of less than 1%.

(1)	Consists of 10,065 shares of common stock issuable upon exercise of warrants exercisable within 60 days and 1,635,030 shares of common stock issuable upon conversion of shares of Series B Preferred Stock convertible within 60 days.

(2)	Consists of 258,090 shares of common stock and 12,090 shares of common stock issuable upon exercise of warrants exercisable within 60 days. Also includes shares held of record by MDB Capital Group LLC, of which Mr. Marlett is a principal and the principal equity holder. See Note 10, below. The address for Mr. Marlett is c/o MDB Capital Group LLC, 401 Wilshire Boulevard, Suite 1020, Santa Monica, California 90401.

(3)	Consists of 80,000 shares held by Topix, Inc, 214,508 shares held by 703149 Ontario Inc. and warrants to purchase 214,508 shares held by Topix, Inc. exercisable within 60 days. Dr. Bailey is the principal stockholder and executive officer of each of Topix, Inc. and 703149 Ontario Inc. The address for Dr. Bailey is c/o MDB Capital Group LLC, 401 Wilshire Boulevard, Suite 1020, Santa Monica, California 90401.

(4)	Consists of 2,839 shares of common stock issuable upon exercise of warrants exercisable within 60 days and 491,740 shares of common stock issuable upon conversion of shares of Series B Preferred Stock convertible within 60 days.

(5)	Consists of 49,303 shares of common stock. The address for Mr. DiGiandomenico is c/o MDB Capital Group LLC, 401 Wilshire Boulevard, Suite 1020, Santa Monica, California 90401.

(6)	Includes shares held of record by Dara BioSciences, Inc., of which Mr. Gorlin is the Chairman of the Board of Directors and a principal stockholder.

(7)	Consists of 444,487 shares of common stock; 161,290 shares of common stock issuable upon exercise of warrants exercisable within 60 days; and 2,212,830 shares of common stock issuable upon conversion of shares of Series B Preferred Stock convertible within 60 days. Dara Biosciences, Inc. has sole voting and investment control over the shares. Steve Gorlin, Louis Herlands, Richard A. Franco and W. Hamilton Jordan are members of the board of directors of Dara Biosciences, Inc. The address for Dara BioSciences is 4505 Falls of Neuse Road, Suite 125, Raleigh, North Carolina 27609.

(8)	Consists of 1,290,322 shares of common stock held by Special Situations Private Equity Fund, L.P.; 967,742 shares of common stock held by Special Situations Fund III, L.P.; and 322,581 shares of common stock held by Special Situations Cayman Fund, L.P. MGP Advisors Limited is the general partner of Special Situations Fund III, L.P. AWM Investment Company, Inc. is the general partner of MGP Advisors Limited and the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. MG Advisers, L.L.C. is the general partner of and investment adviser to the Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP Advisors Limited, AWM Investment Company, Inc. and MG Advisers, L.L.C. and are principally responsible for the selection, acquisition and disposition of the portfolio securities by each investment adviser on behalf of its fund.

(9)	Consists of 2,212,830 shares of common stock issuable upon conversion of shares of Series B Preferred Stock convertible within 60 days.

(10)	Consists of 652,114 shares of common stock; and 77,419 shares of common stock issuable upon exercise of warrants exercisable within 60 days; and 549,500 shares of common stock issuable upon exercise of options exercisable within 60 days. Mr. Grano is a consultant to the Company. The address for Mr. Grano is c/o Centurion Holdings LLC, 375 Park Avenue, New York, NY 10152-0192.

(11)	Consists of 574,735 shares of common stock and 328,735 shares of common stock issuable upon exercise of warrants exercisable within 60 days. The address for MDB Capital Group LLC is 401 Wilshire Boulevard, Suite 1020, Santa Monica, California 90401.

(12)	Consists of 345,850 shares of common stock held by ProMed Offshore Fund II, Ltd.; 56,460 shares of common stock held by ProMed Offshore Fund, Ltd.; 85,370 shares of common stock held by ProMed Partners II, L.P.; and 351,030 shares of common stock held by ProMed Partners, L.P. The address for the foregoing entities is 125 Cambridgepark Drive, Cambridge, MA 02140. Based solely on information in Schedule 13G filed with the Securities and Exchange Commission.

(13)	Consists of 257,420 shares of common stock held by Walker Smith Capital (QP), L.P.; 54,258 shares of common stock held by Walker Smith Capital, L.P.; 44,322 shares of common stock held by WS

Opportunity Fund (QP), L.P.; 333,484 shares of common stock held by Walker Smith International Fund, Ltd.; 48,710 shares of common stock held by WS Opportunity Fund International, Ltd.; and 36,000 shares of common stock held by WS Opportunity Fund, L.P. Reid S. Walker and G. Stacy Smith are the general partners of WS Capital, LLC, which is the general partner of WS Capital Management, L.P., which is the general partner of Walker Smith Capital and Walker Smith Capital (QP), L.P., and the agent and attorney-in-fact for Walker Smith International Fund, Ltd. Reid S. Walker, G. Stacy Smith and Patrick P. Walker are principals of WSV Management, L.L.C., the general partner of WS Ventures Management, L.P., the general partner of WS Opportunity Fund, L.P. and WS Opportunity Fund (QP), L.P. and the agent and attorney-in-fact for WS Opportunity Fund International, Ltd.

(14)	Tiedemann Trust Company is the managing member of TTC Private Equity Partners LLC. Michael Tiedemann, Senior Managing Director and Head of Investment Management for Tiedemann Trust Company, has voting and investment power over the shares. The address for TTC Private Equity Partners LLC is 1201 North Market Street, Suite 1406, Wilmington, Delaware 19801.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed Singer Lewak Greenbaum & Goldstein LLP (“SLGG”) as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2005. Representatives of SLGG will not attend the Annual Meeting of Stockholders but will have the opportunity to make a statement if they desire to do so by telephone. They will also be available to respond to appropriate questions by telephone.

	2004	2003
Audit fees (1)	57,000	23,603
Audit-related fees (2)	—	508
Tax fees (3)	2,696	3,202
All other fees	—	—

Total	$59,696	$27,303

(1)	Represents the aggregate fees billed for the audit of the Company’s financial statements, review of the financial statements included in the Company’s quarterly reports and services in connection with the statutory and regulatory filings or engagements for those fiscal years.

(2)	Represents the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit fees.”

(3)	Represents the aggregate fees billed for tax compliance, advice and planning. These services include .

Pre-Approval Policies

Before an independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Board of Directors shall pre-approve the engagement. Board of Directors pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Board of Directors regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Board of Directors is informed of each service provided and such policies and procedures do not include delegation of the Board of Directors’ responsibilities under the Exchange Act to the Company’s management. The Board of Directors may delegate to one or more designated members of the Board of Directors the authority to grant pre-approvals, provided such approvals are presented to the Board of Directors at a subsequent meeting. If the Board of Directors elects to establish pre-approval policies and procedures regarding non-audit services, the Board of Directors must be informed of each non-audit service provided by the independent auditor. Board of Directors pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC. For the year ended December 31, 2004, 100% of audit-related services, tax services and other services were pre-approved by the Board of Directors.

Required Vote

The affirmative votes of the holders of a majority of the common stock and the Series B Preferred Stock, voting on an as-converted to common stock basis and together as a single class, and the approval of the holders of at least sixty percent of the outstanding Series B Preferred Stock, voting as a separate class, in each case present or represented by proxy and entitled to vote at the Annual Meeting of Stockholders, shall be required for the approval of Proposal Two.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF SINGER LEWAK GREENBAUM & GOLDSTEIN LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2005.

PROPOSAL 3

APPROVAL OF AMENDED AND RESTATED 2004 EQUITY INCENTIVE AWARD PLAN

Our stockholders are being asked to approve our Amended and Restated 2004 Equity Incentive Award Plan (as amended, the “2004 Plan”). Our Board of Directors approved the amended and restated 2004 Plan on February 10, 2005, subject to stockholder approval. The amended and restated 2004 Plan will become effective immediately upon stockholder approval of this proposal at the Annual Meeting of Stockholders.

The material features of the 2004 Plan are summarized below, but the summary is qualified in its entirety by reference to the 2004 Plan itself which is attached to this proxy statement as Appendix C.

Proposed Amendments

Our stockholders are now being asked to approve an amended and restated 2004 Plan which reflects the following changes: (i) references to Medivation, Inc. were changed to references to the Company; (ii) references to Medivation, Inc.’s common stock were changed to references to the Company’s common stock; (iii) the annual award limit is being increased from 1,106,415 shares to 3,000,000 shares; and (iv) the term of the 2004 Plan is being extended to May 20, 2015. The 2004 Plan is not being amended in any respect other than to reflect the changes described above.

History

The existing 2004 Plan was first adopted by the Board of Directors of Medivation, Inc. and approved by the stockholders of Medivation, Inc. on March 15, 2004. The 2004 Plan was assumed by the Company pursuant to the Merger of Medivation, Inc. with and into our wholly owned subsidiary.

As of January 31, 2005, options to purchase 616,556 shares of common stock were outstanding, 489,859 shares of common stock remained available for grant and no options to purchase shares of common stock had been exercised under our 2004 Plan. As of January 31, 2005, the outstanding options were exercisable at a weighted average exercise price of approximately $0.85 per share. Outstanding options to purchase an aggregate of 616,556 shares were held by consultants who are not officers or directors of our Company.

Purpose

The purpose of the 2004 Plan is to promote the success and enhance the value of the Company by linking the personal interests of the members of our Board of Directors and our employees, officers, executives and consultants to those of our stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to our stockholders. The 2004 Plan is further intended to provide flexibility to the Company in our ability to motivate, attract and retain the services of members of our Board of Directors and our employees, officers, executives and consultants upon whose judgment, interest and special effort the successful conduct of our operation is largely dependent.

Securities Subject to the 2004 Plan

Under the 2004 Plan, a total of 1,106,415 shares of our common stock initially are reserved for issuance pursuant to awards granted under the 2004 Plan.

To the extent that an award terminates, expires or lapses for any reason, any shares subject to the award will be available for future grant or sale under the 2004 Plan. In addition, shares which are delivered to us by a participant or withheld by us upon the exercise of an award in payment of the exercise price or in satisfaction of tax withholding obligations or which are repurchased by us at no less than their original purchase price may again be optioned, granted or awarded under the 2004 Plan; provided that no such shares may again be optioned, granted or awarded if such action would cause any option intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code to so qualify.

Administration

The compensation committee of our Board of Directors will administer the 2004 Plan. To administer the 2004 Plan, our compensation committee must consist of at least two members of our Board of Directors, each of whom is a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, or the Exchange Act, and, with respect to awards that are intended to constitute performance-based compensation under Section 162(m) of the Internal Revenue Code, an “outside director” for the purposes of Section 162(m). Subject to the terms and conditions of the 2004 Plan, our compensation committee has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2004 Plan. Our compensation committee is also authorized to adopt, amend and rescind rules relating to the administration of the 2004 Plan. Our Board of Directors may at any time abolish the compensation committee and revest in itself the authority to administer the 2004 Plan.

Our compensation committee may (1) delegate to a committee of one or more members of our Board of Directors who are not “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code the authority to grant awards under the 2004 Plan to eligible persons who are either (a) not then “covered employees” within the meaning of Section 162(m) and are not expected to be covered employees at the time of recognition of income resulting from such award or (b) not persons with respect to whom we wish to comply with Section 162(m) and/or (2) delegate to a committee of one or more members of our Board of Directors who are not “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act the authority to grant awards under the 2004 Plan to eligible persons who are not then subject to Section 16 of the Exchange Act.

Eligibility

Options, stock appreciation rights, or SARs, restricted stock and other awards under the 2004 Plan may be granted to individuals who are then our employees, directors or consultants or any future subsidiaries’ employees or consultants.

Awards Under the 2004 Plan

The 2004 Plan provides that our compensation committee may grant or issue stock options, SARs, restricted stock, restricted stock units, dividend equivalents, performance awards and stock payments or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

•	Nonqualified Stock Options, or NQSOs, provide for the right to purchase common stock at a specified price which, except with respect to NQSOs intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable (at the discretion of our compensation committee) in one or more installments after the grant date, subject to the participant’s continued employment with us and/or subject to the satisfaction of our performance targets and individual performance targets established by our compensation committee. NQSOs may be granted for any term specified by our compensation committee.

•	Incentive Stock Options, or ISOs, are designed to comply with the provisions of the Internal Revenue Code and are subject to specified restrictions contained in the Internal Revenue Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within the 10 years after the date of grant, but may be subsequently modified to disqualify them from treatment as ISOs. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the 2004 Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must expire upon the fifth anniversary of the date of its grant.

•	Restricted Stock may be granted to participants and made subject to such restrictions as may be determined by our compensation committee. Restricted stock, typically, may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions are not met. In general, restricted stock may not be sold, or otherwise transferred, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends, if any, prior to the time when the restrictions lapse.

•	Restricted Stock Units may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on continued employment or on performance criteria established by our compensation committee. Like restricted stock, restricted stock units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, the stock issuable with respect to restricted stock units will not be issued until the restricted stock unit award has vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

•	Stock Appreciation Rights may be granted in connection with stock options or other awards, or separately. SARs granted by our compensation committee in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our common stock over the exercise price of the related option or other awards, but alternatively may be based upon criteria such as book value. Except as required by Section 162(m) of the Internal Revenue Code with respect to a SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Internal Revenue Code, there are no restrictions specified in the 2004 Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by our compensation committee in the SAR agreements. Our compensation committee may elect to pay SARs in cash or in common stock or in a combination of both.

•	Dividend Equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the stock options, SARs or other awards held by the participant.

•	Performance Awards may be granted by our compensation committee on an individual or group basis. Generally, these awards will be based upon specific performance targets and may be paid in cash or in common stock or in a combination of both. Performance awards may include “phantom” stock awards that provide for payments based upon increases in the price of our common stock over a predetermined period. Performance awards may also include bonuses that may be granted by our compensation committee on an individual or group basis and which may be payable in cash or in common stock or in a combination of both.

•	Stock Payments may be authorized by our compensation committee in the form of shares of common stock or an option or other right to purchase common stock as part of a deferred compensation arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to the key employee or consultant.

The maximum number of shares which may be subject to options, stock purchase rights, SARs and other awards granted under the 2004 Plan to any individual in any calendar year may not exceed 1,000,000 shares of common stock.

Section 162(m). Our compensation committee may designate employees as “covered employees” whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Internal Revenue Code. Our compensation committee may grant to such covered employees restricted stock, deferred stock, SARs, dividend equivalents, performance awards, cash bonuses and stock payments that are paid, vest or become exercisable upon the attainment of Company performance criteria which are related to one or more of the following performance goals as applicable to us or any of our future subsidiaries, divisions or operating units:

•	net earnings (either before or after interest, taxes, depreciation and amortization);

•	net losses;

•	sales or revenue;

•	operating earnings;

•	operating cash flow;

•	return on net assets;

•	return on assets or capital;

•	return on stockholders’ equity;

•	stockholder returns;

•	gross or net profit margin;

•	earnings per share;

•	price per share of our common stock; and

•	market share.

Awards Not Transferable

Awards may generally not be sold, pledged, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution. Our compensation committee may allow awards other than ISOs to be transferable to certain permitted transferees (i.e., immediate family members for estate planning purposes). ISOs may not be transferable. If our compensation committee makes an award transferable, such award shall contain such additional terms and conditions as our compensation committee deems appropriate.

Adjustments Upon Changes in Capitalization

In the event of any dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of assets to our stockholders or any other change affecting our common stock, our compensation committee will make appropriate adjustments in the number and type of shares of stock subject to the 2004 Plan, the terms and conditions of any award outstanding under the 2004 Plan, and the grant or exercise price of any such award.

In the event of a change of control, awards issued under the 2004 Plan will be subject to accelerated vesting such that 100% of such award will become vested and exercisable or payable, as applicable. Under the 2004 Plan, a change of control is generally defined as:

•	the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than 50% of the voting stock of the Company;

•	a merger or consolidation in which the Company is a party, other than a merger or consolidation which results in our outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring Company’s outstanding voting securities;

•	the sale, exchange, or transfer of all or substantially all of the assets of the Company; or

•	a liquidation or dissolution of the Company.

Amendment and Termination of the 2004 Plan

With the approval of our Board of Directors, our compensation committee may amend, alter, suspend or terminate the 2004 Plan, or any part thereof, at any time and for any reason. However, the 2004 Plan requires stockholder approval for any amendment to the 2004 Plan to the extent necessary to comply with applicable laws, rules and regulations,. No action by our Board of Directors, our compensation committee or our stockholders may alter or impair any award previously granted under the 2004 Plan without the consent of the holder. Unless terminated earlier, the 2004 Plan will terminate in 2015.

Securities Laws

The 2004 Plan is intended to conform with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. The 2004 Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.

Federal Income Tax Consequences Associated with the 2004 Plan

The following is a general summary under current law of the material federal income tax consequences to participants in the 2004 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of a holder’s personal investment circumstances. This summarized tax information is not tax advice.

Non-Qualified Stock Options. For federal income tax purposes, if an optionee is granted NQSOs under the 2004 Plan, the optionee will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of NQSOs the optionee will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of a common share on the date each such option is exercised. The optionee’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises such option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options. There is no taxable income to an optionee when an optionee is granted an ISO or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for the optionee for purposes of the alternative minimum tax. Gain realized by the optionee on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to us, unless the optionee disposes of the shares within (1) two years after the date of grant of the option or (2) within one year of the date the shares were transferred to the optionee. If the common shares are sold or otherwise disposed of before the end of the two-year and one-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and we will be entitled to a deduction to the extent the optionee must recognize ordinary income. If such a sale or disposition takes place in the year in which the optionee exercises the option, the income the optionee recognizes upon sale or disposition of the shares will not be considered income for alternative minimum tax purposes. Otherwise, if the optionee sells or otherwise disposes of the shares before the end of the two-year and one-year periods specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, the optionee recognizes on the disposition of the shares.

An ISO exercised more than three months after an optionee terminates employment, other than by reason of death or disability, will be taxed as a NQSO, and the optionee will have been deemed to have received income on the exercise taxable at ordinary income rates. We will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

Stock Appreciation Rights. No taxable income is generally recognized upon the receipt of a SAR, but upon exercise of the SAR the fair market value of the shares (or cash in lieu of shares) received generally will be taxable as ordinary income to the recipient in the year of such exercise. We generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.

Restricted Stock and Restricted Stock Units. An employee to whom restricted stock or restricted stock units are is issued generally will not recognize taxable income upon such issuance and we generally will not then be entitled to a deduction unless, with respect to restricted stock, an election is made by the participant under Section 83(b) of the Internal Revenue Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. If a timely election is made under Section 83(b) with respect to restricted stock, the participant generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefore, and we will be entitled to a deduction for the same amount. Similarly, when a restricted stock unit award vests and the stock issuable with respect to such restricted stock unit award is issued to the participant, the participant generally will recognize ordinary income and we generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance. A Section 83(b) election is not permitted with regard to the grant of restricted stock units.

Dividend Equivalents. A recipient of a dividend equivalent award generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant generally will recognize ordinary income, and we will be entitled to a corresponding deduction.

Performance Awards. A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When an award is paid, whether in cash or common shares, the participant generally will recognize ordinary income, and we will be entitled to a corresponding deduction.

Stock Payments. A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and we generally will be entitled to a deduction for the same amount.

Deferred Compensation. Participants who defer compensation generally will recognize no income, gain or loss for federal income tax purposes when NQSOs are granted in lieu of amounts otherwise payable, and we will not be entitled to a deduction at that time. When and to the extent such NQSOs are exercised, the rules regarding NQSOs outlined above will generally apply.

Section 162(m) of the Code. In general, under Section 162(m) of the Internal Revenue Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1,000,000 (less the amount of any “excess parachute payments” as defined in Section 280G of the Internal Revenue Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” established by an independent compensation committee that is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the 2004 Plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date. Specifically, the option exercise price must be equal to or greater than the fair market value of the stock subject to the award on the grant date. Rights or awards granted under the 2004 Plan, other than options and SARs, will not qualify as “performance-based compensation” for purposes of Section 162(m) unless such rights or awards are granted or vest upon pre-established objective performance goals, the material terms of which are disclosed to and approved by our stockholders. Thus, we expect that such other rights or awards under the 2004 Plan will not constitute “performance-based compensation” for purposes of Section 162(m). We have attempted to structure the 2004 Plan in such a manner that the remuneration attributable to stock options and SARs which meet the other requirements of Section 162(m) will not be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the IRS or an opinion of counsel regarding this issue.

New Plan Benefits

None of our named executive officers or directors has received option grants under the 2004 Plan.

All other future grants under the 2004 Plan are within the discretion of our Board of Directors or the compensation committee of our Board of Directors and the benefits of such grants are, therefore, not determinable.

Required Vote

The affirmative votes of the holders of a majority of the common stock and the Series B Preferred Stock, voting on an as-converted to common stock basis and together as a single class, and the approval of the holders of at least sixty percent of the outstanding Series B Preferred Stock, voting as a separate class, in each case present or represented by proxy and entitled to vote at the Annual Meeting of Stockholders, shall be required for the approval of Proposal Three.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADOPTION AND THE AMENDMENT AND RESTATEMENT OF THE 2004 PLAN.

EQUITY COMPENSATION PLANS

The following table sets forth certain information concerning shares of our common stock issuable and available for issuance under our stockholder approved and non-stockholder approved equity compensation plans, in each case as of December 31, 2004. All such options were issued to consultants of Medivation, Inc. under an equity compensation plan approved by the holders of common stock of Medivation, Inc. prior to the merger of Medivation, Inc. with and into our wholly owned subsidiary and assumed in connection therewith.

	Shares Issuable upon Exercise of Options	Weighted Average Exercise Price of Options	Shares Available for Issuance under Plan
Equity compensation plans approved by stockholders	616,556	$0.85	489,859
Equity compensation plans not approved by stockholders	—	—	—

Total	616,556	$—	489,859

PROPOSAL 4

APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

Description of the Proposed Amendment

The Board of Directors has determined that it is advisable to amend the Company’s Amended and Restated Certificate of Incorporation. On February 10, 2005, the Board of Directors approved a proposed amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 10,000,000 to 50,000,000.

The proposed amendment to the Company’s Amended and Restated Certificate of Incorporation submitted for the approval of the stockholders is attached hereto as Appendix D.

Before the proposed amendment can become effective, stockholders must approve the amendment by the affirmative vote of holders of a majority of the Company’s outstanding common stock entitled to vote on the amendment.

Reasons for the Proposed Amendment

The number of authorized shares of common stock of the Company is 10,000,000. As of January 28, 2005, 9,581,141 shares were issued and outstanding, 1,049,991 shares were subject to outstanding warrants to purchase common stock, 616,556 shares were subject to outstanding options to purchase common stock, and 110,000 shares were subject to issuance upon conversion of the outstanding shares of Series A Preferred Stock.

The principal purpose for the proposed amendment is to enable the Company to convert the 331,925 shares of Series B Preferred Stock that are presently outstanding into 6,638,490 shares of common stock and to enable the issuance of common stock upon exercise of currently outstanding options and warrants. The shares of Series B Preferred Stock were originally issued in connection with the merger between the Company and Medivation, Inc., a privately held life sciences company, pursuant to which each outstanding share of common stock of Medivation was converted into 0.122935 shares of the Series B Preferred Stock of the Company. If the proposed amendment is approved, the Series B Preferred Stock will convert automatically into Common Stock. In addition, an increase in the number of authorized shares will create an adequate reserve of authorized but unissued shares which may later be used for the purposes described below although the Company has no specific plans to use the additional authorized shares of common stock. Finally, outstanding shares of Series B Preferred Stock, once converted into common stock, will return to the status of authorized but unissued undesignated preferred stock.

If this proposal is adopted, the additional authorized shares of common stock may be issued upon the approval of the Company’s Board of Directors at such times, in such amounts, and upon such terms as the Board of Directors may determine, without further approval of the stockholders, unless such approval is expressly required by applicable law, regulatory agencies or any exchange or quotation service on which the Company’s common stock may then be listed. The ability of the Company’s Board of Directors to issue shares from the additional authorized shares will allow the Board of Directors to perform the functions for which they are currently empowered in executing certain transactions, such as acquisitions, investments, or other transactions, pursuant to which such additional authorized shares could be issued without further stockholder approval of the specific transaction.

The Company’s stockholders do not have preemptive rights with respect to future issuances of additional shares of common stock, which means that current stockholders do not have a prior right to purchase any new issue of common stock of the Company in order to maintain their proportionate ownership interest. As a result, the issuance of a significant amount of additional authorized common stock (other than as the result of a stock split or other pro rata distribution to stockholders) would result in a significant dilution of the beneficial ownership interests and/or voting power of each Company stockholder who does not purchase additional shares to maintain his or her pro rata interest. As additional shares are issued, the shares owned by the Company’s existing stockholders will represent a smaller percentage ownership interest in the Company. In addition, the issuance of additional shares of the Company’s common stock could result in a decrease in the trading price of the Company’s common stock, depending on the price at which such shares are issued.

The additional common stock to be authorized by adoption of the proposed amendment would have rights identical to the Company’s currently outstanding common stock. Any future issuance of common stock will be subject to the rights of holders of outstanding shares of any preferred stock that the Company may issue in the future.

In addition, the Board of Directors could use authorized but unissued shares of common stock to create or maintain impediments to a takeover or a transfer of control of the Company. Accordingly, the increase in the number of authorized shares of common stock may deter a future takeover attempt which holders of the common stock may deem to be in their best interest or pursuant to which holders of common stock would otherwise be offered a premium for their shares over the then prevailing market price.

The Board of Directors is currently not aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment is not prompted by any specific effort or takeover threat currently perceived by management.

If the amendment is approved, the Company proposes to cause it to become effective at the close of business on May 20, 2005 by filing the amendment with the Secretary of State of the State of Delaware.

Required Vote

The affirmative votes of the holders of a majority of the common stock and the Series B Preferred Stock, voting on an as-converted to common stock basis and together as a single class, and the approval of the holders of at least sixty percent of the outstanding Series B Preferred Stock, voting as a separate class, in each case present or represented by proxy and entitled to vote at the Annual Meeting of Stockholders, shall be required for the approval of Proposal Four.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY.

PROPOSAL 5

APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

Our Board of Directors has unanimously approved, subject to stockholder approval, an amendment to the Company’s Amended and Restated Certificate of Incorporation to change the name of the Company to “Medivation, Inc.”

The Board of Directors has approved an amendment to the Company Amended and Restated Certificate of Incorporation to effect the name change and has directed that the resolutions be submitted to the stockholders for consideration and approval at the Annual Meeting of Stockholders, to be effective as of the close of business on May 20, 2005, the form of which are attached hereto as Appendix E:

If the name change is approved by our stockholders, the Company will attempt to have the trading symbol for its common stock changed from MTMR.OB to a symbol more readily associated with the new name of the Company. The currently outstanding stock certificates evidencing shares of the Company common stock bearing the name “Orion Acquisition Corp II” will continue to be valid and represent shares of the Company following the name change and will not be affected by the name change.

Reasons for the Proposed Amendment

The Company is the product of a merger between Medivation, Inc., a Delaware corporation, and a wholly owned subsidiary of the Company which was completed on December 17, 2004. Prior to the merger of Medivation, Inc. with and into our wholly owned subsidiary, the Company had not engaged in any substantive commercial operations, and Medivation, Inc. was a privately held life sciences company. The Company was formed in October 1995 for the purpose of acquiring and operating businesses by purchase, merger, combination or otherwise. The proposed name change would reflect the revised business operations of the Company since the completion of the merger of Medivation, Inc. with and into our wholly owned subsidiary. Accordingly, the Board of Directors believes it would be appropriate and in the best interest of the Company and its stockholders to change the name of the Company to “Medivation, Inc.”

Required Vote

The affirmative votes of the holders of a majority of the common stock and the Series B Preferred Stock, voting on an as-converted to common stock basis and together as a single class, and the approval of the holders of at least sixty percent of the outstanding Series B Preferred Stock, voting as a separate class, in each case present or represented by proxy and entitled to vote at the Annual Meeting of Stockholders, shall be required for the approval of Proposal Five.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO “MEDIVATION, INC.”

PROPOSAL 6

REVERSE STOCK SPLIT OF OUR COMMON STOCK

IN THE RANGE OF FROM

1:1.5 TO 1:4

TO BE DETERMINED

IN THE SOLE DISCRETION OF OUR BOARD OF DIRECTORS

Overview

The stockholders are being asked to approve a possible reverse stock split of our outstanding common stock in the range of from 1:1.5 to 1:4 (or more plainly stated, the range would be as low as from 1.5 existing shares to be exchanged for one new share to as high as 4 existing shares to be exchanged for one new share), to be determined in the sole discretion of the Board of Directors.

The Board of Directors has adopted resolutions (i) declaring the advisability of a reverse stock split in the range of 1:1.5 to 1:4, subject to stockholder approval; (ii) in connection therewith, approving a form of amendment to our Amended and Restated Certificate of Incorporation to effect such a reverse stock split, subject to stockholder approval; and (iii) authorizing any other action the Board of Directors deems necessary to effect such a reverse stock split, without further approval or authorization of the Company’s stockholders. If the proposed reverse stock split is approved by the stockholders, our Board of Directors would have the discretion to elect, as it determines to be in the best interests of the Company and its stockholders, to effect the reverse stock split at any exchange ratio within the foregoing specified range at any time before the date of our next Annual Meeting. If approved by the stockholders, the Board of Directors may elect not to implement the approved reverse stock split at its sole discretion. The Board of Directors believes that approval of a proposal granting this discretion to the Board of Directors provides the Board of Directors with appropriate flexibility to achieve the purposes of the reverse stock split, if implemented, and to act in the best interests of the Company and its stockholders. The amendment to the Amended and Restated Certificate of Incorporation is attached as Appendix F to this proxy statement.

Purpose

In order to facilitate the listing of the Company’s common stock on the Nasdaq SmallCap Market, the Board of Directors believes that it is in the best interests of our stockholders for the Board of Directors to obtain the authority to implement a reverse stock split. The Board of Directors believes that stockholder approval of a range of potential exchange ratios (rather than a single exchange ratio) provides the Board of Directors with the flexibility to achieve the desired results of the reverse stock split. If the stockholders approve this proposal, the Board of Directors would carry out a reverse stock split, if at all, only upon the Board of Directors’ determination that a reverse stock split would be necessary or desirable to facilitate the listing of the Company’s common stock on the Nasdaq Small Cap Market.

To accomplish the reverse stock split, we would file an amendment to the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. The form of amendment to the Amended and Restated Certificate of Incorporation to accomplish the proposed reverse stock split is attached as Appendix F to this proxy statement. The text of the amendment to the Amended and Restated Certificate of Incorporation is subject to modification to include such changes as the Board of Directors of deems necessary and advisable to effect the reverse stock split, including the applicable ratio for the reverse stock split with the applicable specified range. If the Board of Directors elects to implement the reverse stock split, the number of issued and outstanding shares of our common stock would be reduced in accordance with the selected exchange ratio for the reverse stock split. The number of authorized shares of the common stock and preferred stock would remain unchanged.

The reverse stock split would become effective upon filing the amendment to the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. No further action on the part of stockholders would be required to either effect or abandon the reverse stock split. If the Board of Directors does not implement the reverse stock split prior to the date of our next, any authority granted in this proposal to implement the reverse stock split will terminate. The Board of Directors reserves the right to elect not to proceed, and to abandon the reverse stock split, at any time subsequent to any stockholder approval thereof, if it determines, in its sole discretion that this proposal is no longer in the best interests of the Company or our stockholders.

Certain Effects

The immediate effect of the reverse stock split would be to reduce the number of shares of the outstanding common stock and, we believe, to increase its OTC Bulletin Board quoted trading price. However, the effect of any effected reverse stock split upon the market price of the common stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances is that although market prices have been shown to increase in certain circumstances, in many cases the effect of a reverse stock split has historically had either a neutral or negative effect on market prices. There can be no assurance that the trading price of the common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding as a result of the reverse stock split or remain at an increased level for any subsequent period. Also, there is no assurance that a reverse stock split would not eventually lead to a decrease in the trading price of the common stock, that the trading price would remain above the thresholds required by the market on which we are listed or that we will be able to continue to meet other applicable continued listing requirements of the market on which we are then listed. The trading price of the common stock may change due to a variety of other factors, including our operating results, other factors related to our business and general market conditions.

If we implement the reverse stock split, the number of shares of our common stock held by each stockholder would be reduced by an amount determined by multiplying the number of shares held immediately before the reverse stock split by the selected exchange ratio, and then rounding up to the nearest whole share. The reverse stock split would not affect any stockholder’s percentage ownership interest in the Company or proportionate voting power, except to the extent that interests in a fractional share would be rounded up to the nearest whole share.

Options, Warrants and Preferred Stock

In addition, all outstanding options, warrants and preferred stock entitling their holders to purchase shares of our common stock would be adjusted as a result of the reverse stock split, as required by the terms of these securities.

In particular, proportionate adjustments will be made to the exercise price per share and the number of shares issuable upon the exercise of all outstanding options, entitling the holders to purchase shares of our common stock, which will result in approximately the same aggregate price being required to be paid for such options upon exercise immediately preceding the reverse stock split. In addition, the number of shares reserved for issuance under any existing employee stock option plans would be reduced proportionally based on the selected exchange ratio of the reverse stock split.

Similarly, the applicable terms of our Series B Preferred Stock and warrants would be proportionally adjusted as a result of a reverse stock split. For example, the conversion rate for our Series B Preferred Stock, and the exercise price applicable to any warrant, would in each case be accordingly adjusted in order to equitably maintain the original economic terms of such securities.

Outstanding Shares

If the reverse stock split were implemented, the rights and preferences of the outstanding shares of the common stock would remain the same after the reverse stock split. Each share of common stock issued pursuant to the reverse stock split would be fully paid and non-assessable. However, the reverse stock split may result in some stockholders owning “odd-lots” of less than 100 shares of the common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Authorized Shares

The reverse stock split if implemented would not change the number of authorized shares of the common stock as designated by the Amended and Restated Certificate of Incorporation. Therefore, because the number of issued and outstanding shares of common stock would decrease, the number of shares remaining available for issuance under our authorized pool of common stock would likewise proportionally increase.

The additional shares of common stock that would become available for issuance if the reverse stock split is approved could be viewed as having anti-takeover effects which could be used by our management to oppose a hostile takeover attempt or delay or prevent changes of control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices. Although the proposed reverse stock split has been prompted by business and financial considerations, stockholders nevertheless should be aware that approval of the proposal could facilitate future efforts by Company management to deter or prevent a change in control of the Company. The Company is not aware of any effort to accumulate shares of common stock or obtain control of the Company by a tender offer, proxy contest, or otherwise, and the Company has no present intention to use the increased shares of authorized common stock for anti-takeover purposes.

Procedures

If stockholders approve the proposed amendment to the Amended and Restated Certificate of Incorporation, the Board of Directors may elect whether or not to declare a reverse stock split at any time before our next Annual Meeting. The reverse stock split would be implemented by filing an amendment to the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, and the reverse stock split would become effective on the date the filing is accepted by the Secretary of State.

As of the effective date of the reverse stock split, each certificate representing shares of our common stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of such reduced number of shares of our common stock resulting from the reverse stock split, except that holders of un-exchanged shares would not be entitled to receive any dividends or other distributions payable by us after the effective date until they surrender their old stock certificates for exchange. All shares underlying options warrants and preferred stock, as applicable, would also be automatically proportionally adjusted on the effective date.

If we elect to exchange share certificates, our transfer agent would act as the exchange agent for purposes of implementing the exchange of stock certificates. In such event, as soon as practicable after the effective date, stockholders and holders of the foregoing derivative securities would be notified of the effectiveness of the reverse stock split. Stockholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a stockholder until such stockholder has surrendered the outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent such adjusted number of shares based on the exchange ratio of the reverse stock split, rounded up to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Fractional Shares

We will not issue fractional shares in connection with the reverse stock split. In order to avoid the expense and inconvenience of issuing and transferring fractional shares of our common stock to stockholders who would otherwise be entitled to receive fractional shares of common stock following the reverse stock split, any fractional shares which result from the reverse stock split will be rounded up to the next whole share.

Appraisal

Under the Delaware General Corporation Law, stockholders are not entitled to appraisal rights with respect to the proposed amendment to the Amended and Restated Certificate of Incorporation to effect the reverse stock split.

Required Vote

The affirmative votes of the holders of a majority of the common stock and the Series B Preferred Stock, voting on an as-converted to common stock basis and together as a single class, and the approval of the holders of at least sixty percent of the outstanding Series B Preferred Stock, voting as a separate class, in each case present or represented by proxy and entitled to vote at the Annual Meeting of Stockholders, shall be required for the approval of Proposal Six.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all such forms which they file.

To our knowledge, based solely on our review of such reports or written representations from certain reporting persons, we believe that all of the filing requirements applicable to our officers, directors, greater than 10% beneficial owners and other persons subject to Section 16 of the Exchange Act were complied with during the year ended December 31, 2004, with the exception of one late Form 4 filing for each of Messrs. Marlett and DiGiandomenico due to administrative error.

The following Report of the Board of Directors Regarding Audit Matters is not considered proxy solicitation material and is not deemed filed with the SEC. Notwithstanding anything to the contrary set forth in any of the Company’s filings made under the Securities Act or the Exchange Act that might incorporate filings made by the Company under those statutes, the Report of the Board of Directors Regarding Audit Matters shall not be incorporated by reference into any prior filings or into any future filings made by the Company under those statutes.

REPORT OF THE BOARD OF DIRECTORS REGARDING AUDIT MATTERS

The Board of Directors has furnished this report concerning the independent audit of the Company’s financial statements. The Board of Directors has established an Audit Committee and adopted an Audit Committee Charter, but has not appointed individual members of the Board of Directors to serve on the Audit Committee pending election to the Board of Directors of the nominees set forth above. Upon adjournment of the Annual Meeting of Stockholders, and assuming election at the Annual Meeting of Stockholders of each of the nominees set forth above and their appointment to the Audit Committee, each member of the Audit Committee will meet the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and rulemaking of the Securities and Exchange Commission and the National Association of Securities Dealers regulations. A copy of the Audit Committee Charter is attached to this proxy statement as Appendix A.

The Audit Committee’s responsibilities will include assisting the Board of Directors regarding the oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditor.

The Board of Directors has reviewed and discussed the Company’s financial statements for the fiscal year ended December 31, 2004, with the Company’s management and Singer Lewak Greenbaum & Goldstein LLP (“SLGG”), the Company’s independent auditors. In addition, the members of the Board of Directors have discussed with SLGG, with and without management present, their evaluation of the Company’s internal accounting controls and overall quality of the Company’s financial reporting. Members of the Board of Directors also discussed with SLGG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees, as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications)). The Board of Directors also received the written disclosures and the letter from SLGG required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and members of the Board of Directors discussed the independence of SLGG with that firm.

Based on the Board of Directors’ review and discussions noted above, the Board approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

The Board also recommended, subject to stockholder approval, the selection of SLGG as the Company’s independent auditors for the year ending December 31, 2005.

March 14, 2005

DAVID T. HUNG, M.D.

ANTHONY DIGIANDOMENICO

CHRISTOPHER MARLETT

OTHER MATTERS

We are not aware of any matters that may come before the meeting other than those referred to in the Notice of Annual Meeting of Stockholders. If any other matter shall properly come before the Annual Meeting of Stockholders, however, the persons named in the accompanying proxy intend to vote all proxies in accordance with their best judgment.

Our Annual Report for the fiscal year ended December 31, 2004 has been mailed with this proxy statement.

By Order of the Board of Directors

Orion Acquisition Corp. II

Sincerely,

Michael W. Hall

Corporate Secretary

San Francisco, California

April 29, 2005

Appendix A

ORION ACQUISITION CORP. II

AUDIT COMMITTEE CHARTER

This Audit Committee Charter (this “Charter”) was adopted by the Board of Directors (the “Board”) of Orion Acquisition Corp. II, a Delaware corporation (the “Company”), on March 14, 2005 and may be amended by the Board at any time.

I.	Purpose

The purpose of the Audit Committee (the “Committee”) is to assist the Board with its oversight responsibilities regarding: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and independent auditor. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The Committee shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. The Committee’s responsibilities are those of oversight. It is not the responsibility of the Committee to plan or conduct audits. Absent actual knowledge to the contrary, each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.	Membership

The Committee shall consist of at least three members of the Board. Each Committee member must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. At least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the SEC. In addition, each Committee member shall satisfy the independence requirements of the Nasdaq Stock Market and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The members of the Committee, including the Chairman of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board.

III.	Meetings and Procedures

The Chairman of the Committee (or in his or her absence, a member designated by the Chairman of the Committee) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor (if any) and with the independent auditor.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor (if any), any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, other than any non-management director who satisfies applicable independence criteria.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.	Powers and Responsibilities

A. Interaction with the Independent Auditor

1. Appointment and Oversight. The Committee shall be directly responsible and have sole authority for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

2. Pre-Approval of Services. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

3. Independence of Independent Auditor. The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i) The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

(ii) The Committee shall ensure that the independent auditor prepare and deliver, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

(iii) The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

(iv) The Committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms.

(v) The Committee shall monitor whether the auditor’s independence is maintained, including by reviewing the non-audit services provided to the Company by the auditor. Prohibited services under Section 10A(g) of the Exchange Act will include: (i) bookkeeping or other services related to the accounting records or financial statements of the Company; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, proving fairness opinions or preparing contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser or investment banking services; (viii) legal services and expert services unrelated to the audit; (ix) any other service that the Public Accounting Oversight Board prohibits through regulation.

B. Meetings with Management, the Independent Auditor and the Internal Auditor regarding Annual Financial Statements and Annual Audit

1. The Committee shall meet with management, the independent auditor and the internal auditor (if any) in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

2. The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

3. The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

C. Separate Meetings with the Independent Auditor.

1. The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that the independent auditor has provided all notices of illegal acts as required by Section 10A(b) of the Exchange Act.

2. The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

3. The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

D. Recommendation to Include Financial Statements in Annual Report. The Committee shall, based on the review and discussions in paragraphs B(3) and C(3) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph A(3)(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

E. Quarterly Financial Statements

The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

F. Other Powers and Responsibilities

1. The Committee shall discuss with management and the independent auditor the Company’s earnings press releases, if any (with particular focus on any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance, if any, provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The Committee should be furnished with an advance copy of each earnings release for its review prior to publication.

2. The Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Committee.

3. The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

4. The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements. The Committee shall discuss with management any matters of compliance with the Foreign Corrupt Practices Act as necessary.

5. The Committee shall request assurances from management and the Company’s internal auditors (if any) that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.

6. The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

7. The Committee shall set clear hiring policies for employees or former employees of the Company’s independent auditor.

8. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

9. The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 306 of Reg. S-K, for inclusion in each of the Company’s annual proxy statements.

10. The Committee shall report regularly to, and review with, the Board (i) any material issues that arise with respect to the Committee’s performance of the foregoing responsibilities, and (ii) any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function (if any) or any other matter the Committee determines is necessary or advisable to report to the Board.

11. The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

12. The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

13. The Committee shall annually review and assess internal controls and treasury functions including cash management procedures.

Appendix B

ORION ACQUISITION CORP. II

COMPENSATION COMMITTEE CHARTER

This Compensation Committee Charter (this “Charter”) was adopted by the Board of Directors (the “Board”) of Orion Acquisition Corp. II, a Delaware corporation (the “Company”), on March 14, 2005 and may be amended by the Board at any time.

I.	Purpose

The purpose of the Compensation Committee (the “Committee”) of the Company’s Board is to provide assistance to the directors in fulfilling their responsibilities by (1) designing (in consultation with management or the Board), recommending to the Board for approval and evaluating the compensation plans, policies and programs of the Company, especially those regarding executive compensation, (2) reviewing and approving the compensation of the chief executive officer and other officers and directors and (3) producing an annual report on executive compensation for inclusion in the Company’s proxy materials in accordance with applicable rules and regulations. The Committee shall ensure that compensation programs are designed to encourage high performance, promote accountability and assure that employee interests are aligned with the interests of the Company’s stockholders.

In addition to the specific powers and responsibilities delegated to the Committee in this Charter, the Committee shall also carry out and may exercise any other powers or responsibilities as are assigned by law, the Company’s charter or bylaws or as may be delegated to it by the Board from time to time.

II.	Membership

The Committee shall be comprised of at least three directors as determined by the Board, none of whom shall be an employee of the Company and each of whom shall, to the extent required by or deemed advisable under applicable laws or regulations, (1) qualify as independent under the Nasdaq listing requirements, (2) be a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (3) be an “outside director” under the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (4) be otherwise free from any relationship that, in the business judgment of the Board, would interfere with his or her exercise of business judgment as a Committee member. Members of the Committee must, in the business judgment of the Board, have a combination of business and employee-management experience that would be valuable in providing broad direction to the Board on matters related to compensation for non-employee directors and for the chief executive officer of the Company and advising the Board on executive compensation matters.

The members of the Committee shall be appointed by the Board. Unless a Chairperson of the Committee (the “Chairperson”) is designated by the Board, the Committee may designate a Chairperson by a majority vote of the full Committee membership.

III.	Meetings and Procedures

The Committee shall meet on a regularly-scheduled basis at least once annually, and on such other occasions as the members of the Committee may from time to time determine or as the Chief Executive Officer of the Company may request. Meetings of the Committee shall be held upon call by the Chairman of the Board or the Chairperson. A quorum of the Committee shall consist of a majority of the members of the Committee in office at the time of any meeting and the vote of a majority of the members of the Committee present at the time of a vote, if a quorum is present at that time, shall be the act of the Committee. The Chairperson or, in his or her absence, another member chosen by the attending members, shall preside at each meeting and set the agendas for Committee meetings.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee but may not vote and shall not participate in any discussion or deliberation unless invited to do so by the Committee. The Committee may, at its discretion, include in its meetings members of the Company’s management, members of the Company’s legal, tax and accounting departments and any other personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. The Chief Executive Officer may attend meetings of the Committee in respect of compensation of other officers and directors but not in respect of his own compensation as Chief Executive Officer. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any member of management, other than any non-management director who satisfies applicable independence criteria.

The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall have the sole authority, as it deems appropriate, to retain and/or replace, as needed, any independent counsel, compensation and benefits consultants and other outside experts or advisors that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any such persons employed by the Committee.

The Chairperson shall report to the Board following meetings of the Committee and as otherwise requested by the Chairman of the Board or by other directors.

When planning to establish, modify or certify performance targets under bonus plans for senior executives, grant any and all forms of equity compensation, modify or rescind any option, stock or restricted stock grants, or make, modify or rescind loans to employees or directors, the Committee shall consult the Company’s legal, tax and accounting departments before taking action.

All adopted plans of compensation or changes to existing plans, whether for executives, directors or other personnel, shall be detailed and attached to the minutes of the appropriate meeting. This includes any grants of options or loans made outside of any official Company plan.

IV.	Powers and Responsibilities

To fulfill its responsibilities, the Committee shall be responsible for:

(i) reviewing and, if necessary, revising the compensation philosophy of the Company;

(ii) reviewing and approving corporate goals and objectives relating to the compensation of the chief executive officer, evaluating the performance of the chief executive officer in light of these goals and objectives and establishing the compensation of the chief executive officer based on such evaluation;

(iii) reviewing and approving all compensation for all other officers (as such term is defined in Rule 16a-1 promulgated under the Exchange Act) and directors;

(iv) reviewing stock option, employee pension and benefit plans (401(k), employee stock purchase plan, etc.) and amendments thereto;

(v) reviewing the grant of perquisite benefits;

(vi) reviewing executive officer and director indemnification and insurance matters;

(vii) reviewing any employee loans; and

(viii) preparing and approving the Report of the Compensation Committee to be included as part of the Company’s annual proxy statement.

The Committee’s review and approval of compensation for officers and directors shall be consistent with the overall company budget established by the Board, and if necessary, the Committee shall consult with the Board with respect to the budgeting process in order to achieve such consistency. The Committee will report all actions and approvals with respect to compensation decisions to the Board.

The Committee’s responsibility for managing and reviewing employee benefit plans includes responsibility for general administration, an annual review of the plan, the setting of performance targets when appropriate, and approval of any and all changes, including termination of compensation plans when appropriate.

All annual plan reviews should include reviewing the plan’s administrative costs, reviewing current plan features relative to any proposed new features, assessing the performance of the plan’s internal and external administrators if any duties have been delegated, and formally adopting any plan changes by resolution of the Committee.

V.	Stockholder Approval of Qualified Plan Performance Targets

With respect to plans intended to qualify under Section 162(m), the Committee shall ensure that the stockholders of the Company approve the performance goals used to set the performance targets in any performance-based equity compensation plans to the extent required, and in the manner provided, by Section 162(m) and the treasury regulations promulgated thereunder (which generally requires such approval at least every five years or earlier if such criteria are otherwise amended).

VI.	Evaluation of Performance of Compensation Committee

The Committee shall evaluate its own performance on an annual basis, including its compliance with this Charter, and provide any written material with respect to such evaluation to the Board, including any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate.

The Committee shall review and reassess this Charter at least annually and submit any recommended changes to the Board for its consideration.

Appendix C

ORION ACQUISITION CORP. II

2004 EQUITY INCENTIVE AWARD PLAN

ARTICLE 1

PURPOSE

1.1 General. The purpose of the Orion Acquisition Corp. II 2004 Equity Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Orion Acquisition Corp. II (the “Company”) by linking the personal interests of the members of the Board, employees, consultants, officers, and executives of the Company and any Subsidiary, to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, employees, consultants, officers, and executives of the Company upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

2.1 Definitions. The following words and phrases shall have the following meanings:

(a) “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Dividend Equivalents award, a Stock Payment award, a Restricted Stock Unit award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

(b) “Award Agreement” means any written or electronic agreement, contract, or other instrument or document evidencing an Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Change of Control” means and includes each of the following:

(i) the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act and the rules thereunder) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent 50% or more of the combined voting power of the Company’s then outstanding voting securities, other than:

(A) an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

(B) an acquisition of voting securities by the Company or a corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company;

Notwithstanding the foregoing, the following event shall not constitute an “acquisition” by any person or group for purposes of this subsection (e): an acquisition of the Company’s securities by the Company that causes the Company’s voting securities beneficially owned by a person or group to represent 50% or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, that if a person or group shall become the beneficial owner of 50% or more of the combined voting power of the Company’s then outstanding voting securities by reason of share acquisitions by the Company as described above and shall, after such share acquisitions by the Company, become the beneficial owner of any additional voting securities of the Company, then such acquisition shall constitute a Change of Control; or

(ii) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clauses (i) or (iii) of this subsection (e)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(A) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (B) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(iv) the Company’s stockholders approve a liquidation or dissolution of the Company.

Notwithstanding the foregoing, a transaction shall not constitute a “Change of Control” if: (w) its sole purpose is to change the state of the Company’s incorporation; (x) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; (y) it constitutes the Company’s initial public offering of its securities; or (z) it is a transaction effected primarily for the purpose of financing the Company with cash (as determined by the Committee in its discretion and without regard to whether such transaction is effectuated by a merger, equity financing or otherwise).

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change of Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change of Control and any incidental matters relating thereto.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the committee of the Board described in Article 12.

(g) “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

(h) “Disability” means, for purposes of this Plan, that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.

(i) “Dividend Equivalents” means a right granted to a Participant pursuant to Article 8 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

(j) “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary. A person shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. Neither service as a director nor payment of a director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” shall mean, as of any date, the value of Stock determined as follows:

(i) If the Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Stock on the date prior to the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) In the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

(m) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(n) “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b) (3) of the Exchange Act, or any successor definition adopted by the Board.

(o) “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(p) “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(q) “Participant” means a person who, as a member of the Board, consultant to the Company or any Subsidiary or Employee, has been granted an Award pursuant to the Plan.

(r) “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

(s) “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), net losses, sales or revenue, operating earnings, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(t) “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(u) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(v) “Performance Share” means a right granted to a Participant pursuant to Article 8, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

(w) “Plan” means this Orion Acquisition Corp. II 2004 Equity Incentive Award Plan, as it may be amended from time to time.

(x) “Public Trading Date” means the first date upon which Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

(y) “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m) (4) (C) of the Code.

(z) “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and to risk of forfeiture.

(aa) “Restricted Stock Unit” means a right to receive a share of Stock during specified time periods pursuant to Article 8.

(bb) “Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

(cc) “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

(dd) “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Article 8.

(ee) “Subsidiary” means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Article 11, the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be 3,000,000 shares. The payment of Dividend Equivalents in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan.

(b) To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. If shares of Stock issued pursuant to Awards are repurchased by the Company at no less than their original purchase price, such shares of Stock shall become available for future grant under the Plan (unless the Plan has terminated).

(c) Notwithstanding the provisions of this Section 3.1, no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Code Section 422.

3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, on and after the Public Trading Date, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during a calendar year shall be 1,000,000.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1 Eligibility.

(a) General. Persons eligible to participate in this Plan include Employees, consultants to the Company or any Subsidiary and all members of the Board, as determined by the Committee.

(b) Foreign Participants. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan.

4.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.

ARTICLE 5

STOCK OPTIONS

5.1 General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than par value of a share of Stock on the date of grant.

(b) Time And Conditions Of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, provided that the term of any Option granted under the Plan shall not exceed ten years, and provided further, that in the case of a Non-Qualified Stock Option, such Option shall be exercisable for one year after the date of the Participant’s death. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note bearing interest at such rate as is a market rate of interest and which also precludes the imputation of interest under the Code, shares of Stock held for longer than six months having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k).

(d) Evidence Of Grant. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2 Incentive Stock Options. Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 5.2:

(a) Exercise Price. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant.

(b) Expiration Of Option. An Incentive Stock Option may not be exercised to any extent by anyone after the first to occur of the following events:

(1) Ten years from the date it is granted, unless an earlier time is set in the Award Agreement.

(2) One year after the date of the Participant’s termination of employment or service on account of Disability or death, unless in the case of death a shorter or longer period is designated in the Award Agreement. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(c) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(d) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(e) Transfer Restriction. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (1) two years from the date of grant of such Incentive Stock Option or (2) one year after the transfer of such shares of Stock to the Participant.

(f) Expiration Of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

(g) Right To Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

5.3 Early Exercisability. The Committee may provide in the terms of a Participant’s Award Agreement that the Participant may, at any time before the Participant’s status as an Employee, member of the Board or consultant to the Company terminates, exercise the Option(s) granted to such Participant in whole or in part prior to the full vesting of the Option(s); provided, however, shares of Stock acquired upon exercise of an Option which has not fully vested may be subject to any forfeiture, transfer or other restrictions as the Committee may determine in its sole discretion.

ARTICLE 6

RESTRICTED STOCK AWARDS

6.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

6.2 Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4 Certificates For Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

7.2 Coupled Stock Appreciation Rights.

(a) A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

(b) A CSAR may be granted to a Participant for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

(c) A CSAR shall entitle the Participant (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Stock on the date of exercise of the CSAR by the number of shares of Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

7.3 Independent Stock Appreciation Rights.

(a) An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Committee. An ISAR shall be exercisable in such installments as the Committee may determine. An ISAR shall cover such number of shares of Stock as the Committee may determine. The exercise price per share of Stock subject to each ISAR shall be set by the Committee; provided, however, that, the Committee in its sole and absolute discretion may provide that the ISAR may be exercised subsequent to a termination of employment or service, as applicable, or following a Change of Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise.

(b) An ISAR shall entitle the Participant (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Stock on the date of exercise of the ISAR by the number of shares of Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

7.4 Payment and Limitations on Exercise.

(a) Payment of the amounts determined under Section 7.2(c) and 7.3(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee.

(b) To the extent any payment under Section 7.2(c) or 7.3(b) is effected in Stock it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8

OTHER TYPES OF AWARDS

8.1 Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which may be denominated in a number of shares of Stock or in a dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2 Dividend Equivalents.

(a) Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

(b) Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

8.3 Stock Payments. Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.4 Restricted Stock Units. Any Participant selected by the Committee may be granted an award of Restricted Stock Units in the manner determined from time to time by the Committee. The number of Restricted Stock Units shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Restricted Stock Unit will not be issued until the Restricted Stock Unit has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Restricted Stock Units shall have no rights as a Company stockholder with respect to such Restricted Stock Units until such time as the Restricted Stock Units have vested and the Stock underlying the Restricted Stock Units has been issued.

8.5 Term. The term of any Award of Performance Shares, Dividend Equivalents, Stock Payments or Restricted Stock Units shall be set by the Committee in its discretion.

8.6 Exercise or Purchase Price. The Committee may establish the exercise or purchase price of any Award of Performance Shares, Restricted Stock Units or Stock Payments; provided, however, that such price shall not be less than the par value of a share of Stock, unless otherwise permitted by applicable state law.

8.7 Exercise Upon Termination of Employment or Service. An Award of Performance Shares, Dividend Equivalents, Restricted Stock Units and Stock Payments shall only be exercisable or payable while the Participant is an Employee, consultant to the Company or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Dividend Equivalents, Stock Payments or Restricted Stock Units may be exercised or paid subsequent to a termination of employment or service, as applicable, upon or following a Change of Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

8.8 Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

8.9 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by a written Award Agreement.

ARTICLE 9

PERFORMANCE-BASED AWARDS

9.1 Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3 Procedures With Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Covered Employees, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

9.5 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10

PROVISIONS APPLICABLE TO AWARDS

10.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer may be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

10.4 Beneficiaries. Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.5 Stock Certificates. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

ARTICLE 11

CHANGES IN CAPITAL STRUCTURE

11.1 Adjustments. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

11.2 Effect of a Change of Control. In the event of a Change of Control, then all of a Participant’s unvested Awards shall become fully exercisable and/or payable as applicable, and all forfeiture restrictions on such Awards shall lapse, immediately prior to such Change of Control. Upon, or in anticipation of, a Change of Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

11.3 Outstanding Awards—Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

11.4 Outstanding Awards—Other Changes. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 11, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

11.5 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 12

ADMINISTRATION

12.1 Committee. Unless and until the Board delegates administration to a Committee as set forth below, the Plan shall be administered by the Board. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Notwithstanding the foregoing, however, from and after the Public Trading Date, a Committee of the Board shall administer the Plan and the Committee shall consist solely of two or more members of the Board each of whom is both an “outside director,” within the meaning of Section 162(m) of the Code, and a Non-Employee Director. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not “outside directors,” within the meaning of Section 162(m) of the Code the authority to grant awards under the Plan to eligible persons who are either (1) not then “covered employees,” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such award or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not Non- Employee Directors, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. The Board may abolish the Committee at any time and/or revest in the Board the administration of the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

12.2 Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 13

EFFECTIVE AND EXPIRATION DATE

13.1 Effective Date. The Plan will be effective as of the date of the Board’s initial adoption of the Plan (the “Effective Date”). The Plan will be submitted for the approval of the Company’s stockholders within twelve months after the Effective Date. Awards may be granted or awarded prior to such stockholder approval, provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

13.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the earlier of the tenth anniversary of (i) the Effective Date or (ii) the date this Plan is approved by the Company’s stockholders. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement. Each Award Agreement shall provide that it will expire on the tenth anniversary of the date of grant of the Award to which it relates.

ARTICLE 14

AMENDMENT, MODIFICATION, AND TERMINATION

14.1 Amendment, Modification, and Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

14.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15

GENERAL PROVISIONS

15.1 No Rights to Awards. No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

15.2 No Stockholders Rights. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

15.3 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

15.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

15.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

15.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her, provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.7 Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10 Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.12 Government And Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

15.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

15.14 Compliance with California Securities Laws. Prior to the Public Trading Date, this Plan is intended to comply with Section 25102(o) of the California Corporations Code and the regulations issued thereunder. If any of the provisions contained in this Plan are inconsistent with such requirements, such provisions shall be deemed null and void. The invalidity of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect.

15.15 Appendices. The Committee may approve such supplements to, or amendments, or appendices to, the Plan as it may consider necessary or appropriate for purposes of compliance with applicable laws or otherwise and such supplements, amendments or appendices shall be considered a part of the Plan; provided, however, that no such supplements, amendments or appendices shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan.

APPENDIX I

TO

ORION ACQUISITION CORP. II

2004 EQUITY INCENTIVE AWARD PLAN

California State Securities Law Compliance

Notwithstanding anything to the contrary contained in the Plan, the provisions set forth in this Appendix shall apply to all Awards granted under the Orion Acquisition Corp. II 2004 Equity Incentive Award Plan (the “Plan”) prior to the Public Trading Date. This Appendix shall be of no further force and effect on or after the Public Trading Date. Definitions as set out in Section 2 of the Plan are applicable to this Appendix.

The purpose of this Appendix is to set forth those provisions of the Plan necessary to comply with Section 25102(o) of the California Corporations Code and the regulations issued thereunder. If any of the provisions contained in this Appendix are inconsistent with such requirements, such provisions shall be deemed null and void. The invalidity of any provision of this Appendix shall not affect the validity or enforceability of any other provision of this Appendix, which shall remain in full force and effect.

1.1 Term of Awards. The term of each Award shall be no more than ten years from the date of grant thereof.

2.1 Award Exercise or Purchase Price. Except as provided in Article 11, the per share exercise or purchase price for the Stock to be issued upon exercise of an Award shall be such price as is determined by the Administrator, but shall be subject to the following:

In the case of an Award:

(a) granted to a Participant who, at the time of grant of such Award, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent (as defined in Section 175 of the California Corporations Code) or Subsidiary, the per share exercise or purchase price shall be no less than 110% of the Fair Market Value per share on the date of the grant (100% in the case of an Award other than an Option); and

(b) granted to any other Participant, the per share exercise or purchase price shall be no less than 85% of the Fair Market Value per share on the date of grant.

Notwithstanding the foregoing, Awards may be granted with a per share exercise or purchase price other than as required above pursuant to a merger or other corporate transaction.

3.1 Exercisability. Except with regard to Awards granted to officers, directors, managers or consultants, in no event shall an Award granted hereunder become vested and exercisable at a rate of less than 20% per year over five years from the date the Award is granted, subject to reasonable conditions, such as continuing to be a service provider.

4.1 Exercisability Following Termination of Relationship as a Service Provider.

(a) Termination Other Than Death or Disability. If a Participant’s employment or service terminates for any reason other than by reason of the Participant’s disability or death, such Participant may exercise his or her Award within such period of time as is specified in the Award Agreement to the extent that the Award is vested on the date of termination; provided, however, that prior to the Public Trading Date, such period of time shall not be less than thirty days (but in no event later than the expiration of the term of the Award as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three months following the Participant’s termination.

(b) Disability of Participant. If a Participant’s employment or service terminates as a result of the Participant’s disability, the Participant may exercise his or her Award within such period of time as is specified in the Award Agreement to the extent the Award is vested on the date of termination; provided, however, that prior to the Public Trading Date, such period of time shall not be less than six months (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Award shall remain exercisable for twelve months following the Holder’s termination.

(c) Death. If a Participant’s employment or service terminates as a result of the Participant’s death, the Award may be exercised within such period of time as is specified in the Award Agreement; provided, however, that prior to the Public Trading Date, such period of time shall not be less than six months (but in no event later than the expiration of the term of such Award as set forth in the Notice of Grant), by the Participant’s estate or by a person who acquires the right to exercise the Award by bequest or inheritance, but only to the extent that the Award is vested on the date of death. In the absence of a specified time in the Award Agreement, the Award shall remain exercisable for twelve months following the Participant’s termination.

5.1 Repurchase Provisions. In the event the Committee provides that the Company may repurchase Stock acquired upon exercise of an Award upon the occurrence of certain specified events, including, without limitation, termination of a Participant’s employment or service, divorce, bankruptcy or insolvency, then any such repurchase right shall be set forth in the applicable Award Agreement or in another agreement referred to in such agreement and, to the extent required by Section 260.140.41 and Section 260.140.42 of Title 10 of the California Code of Regulations, any such repurchase right set forth in an Award granted prior to the Public Trading Date to a person who is not an officer, director, manager or consultant shall be upon the following terms: (i) if the repurchase option gives the Company the right to repurchase the shares upon the Participant’s termination of employment or service at not less than the Fair Market Value of the shares to be purchased on the date of termination of employment or service, then (A) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within ninety days of termination of employment or service (or in the case of shares issued upon exercise of Awards after such date of termination, within ninety days after the date of the exercise) or such longer period as may be agreed to by the Administrator and the Participant and (B) the right terminates on the Public Trading Date; and (ii) if the repurchase option gives the Company the right to repurchase the Stock upon the Participant’s termination of employment or service at the original purchase price for such Stock, then (A) the right to repurchase at the original purchase price shall lapse at the rate of at least 20% of the shares per year over five (5) years from the date the Award is granted (without respect to the date the Award was exercised or became exercisable) and (B) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within ninety days of termination of employment or service (or, in the case of shares issued upon exercise of Awards, after such date of termination, within ninety days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant.

6.1 Information Rights. Prior to the Public Trading Date and to the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall provide to each Participant and to each individual who acquires Stock pursuant to the Plan, not less frequently than annually during the period such Participant has one or more Awards outstanding, and, in the case of an individual who acquires Stock pursuant to the Plan, during the period such individual owns such Stock, copies of annual financial statements. Notwithstanding the preceding sentence, the Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

7.1 Transferability. Prior to the Public Trading Date, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or, with respect to Awards other than Incentive Stock Options, as permitted by Rule 701 of the Securities Act.

8.1 Limitation on Number of Shares. Prior to the Public Trading Date, at no time shall the total number of shares of Stock issuable upon exercise of all outstanding Options under the Plan and any shares of Stock provided for under any bonus or similar plan or agreement of the Company exceed 30% of the then-outstanding shares of Stock of the Company, as calculated pursuant to Section 260.140.45 of Title 10 of the California Code of Regulations, unless a percentage higher than 30% is approved by at least two-thirds of the outstanding securities of the Company entitled to vote. The number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be reduced to the extent necessary to comply with this provision.

2

Appendix D

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

OF ORION ACQUISITION CORP. II

The undersigned, David T. Hung and Michael W. Hall, hereby certify that:

1. They are the duly elected and acting President and Secretary, respectively, of Orion Acquisition Corp. II, (the “Corporation”), a Delaware corporation.

2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on October 19, 1995.

3. That the first paragraph of Article the FOURTH is hereby amended to read in its entirety as follows:

‘The total number of shares of all classes of stock of which the Company shall have the authority to issue is 51,000,000, of which 50,000,000 shall be shares of common stock, par value $0.01 per share, and 1,000,000 shall be shares of preferred stock, par value $0.01 per share. The [relative] rights, preferences and limitations of the shares of capital stock shall be as follows:’

4. The foregoing Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been duly adopted by this corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Executed at San Francisco, California on                     , 2005

David T. Hung, President

Michael W. Hall, Secretary

Appendix E

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

OF ORION ACQUISITION CORP. II

The undersigned, David T. Hung and Michael W. Hall, hereby certify that:

1. They are the duly elected and acting President and Secretary, respectively, of Orion Acquisition Corp. II, (the “Corporation”), a Delaware corporation.

2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on October 19, 1995.

3. That Article the FIRST of the Corporation is hereby amended and restated in its entirety to read as follows:

“The name of the corporation (hereinafter called the “Corporation”) is:

MEDIVATION, INC.”

4. The foregoing Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been duly adopted by this corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Executed at San Francisco, California on                     , 2005

David T. Hung, President

Michael W. Hall, Secretary

Appendix F

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

OF ORION ACQUISITION CORP. II

The undersigned, David T. Hung and Michael W. Hall, hereby certify that:

1. They are the duly elected and acting President and Secretary, respectively, of Orion Acquisition Corp. II, (the “Corporation”), a Delaware corporation.

2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on October 19, 1995.

3. That Article the FOURTH of the Corporation is hereby amended and to insert the following as the first sentence of such Article:

“Upon the filing of this Certificate of Amendment each outstanding share of Common Stock shall be split

up and converted into [    ] shares of Common Stock.”

4. The foregoing Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been duly adopted by this corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Executed at San Francisco, California on                     , 2005

David T. Hung, President

Michael W. Hall, Secretary

Proxy—ORION ACQUISITION CORP. II

PROXY FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF ORION ACQUISITION CORP. II

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the 2005 Annual Meeting of Stockholders to be held May 20, 2005 and the proxy statement, and appoints C. Patrick Machado and David T. Hung, M.D., and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Orion Acquisition Corp. II (the “Company”) held by the undersigned on April 25, 2005 that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders to be held on May 20, 2005 at 10:00 a.m. Pacific Daylight Time, and at any adjournment(s) or postponement(s) thereof in the manner set forth on the reverse side.

This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy card will be voted FOR election of the nominees listed in item 1, and FOR proposals 2 through 7.

(Continued and to be voted on the reverse side)

THANK YOU FOR VOTING

ANNUAL MEETING OF STOCKHOLDERS

ORION ACQUISITION CORP. III

PROXY CARD

A. Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

		For	Withheld
01 –	Daniel D. Adams	☐	☐
02 –	Gregory H. Bailey, M.D.	☐	☐
03 –	Kim D. Blickenstaff	☐	☐
04 –	Steve Gorlin	☐	☐
05 –	David T. Hung, MD	☐	☐

B. Proposals

The Board of Directors recommends a vote FOR the following proposals:

		FOR	AGAINST	ABSTAIN

1.	To ratify the appointment of Singer Lewak Greenbaum & Goldstein LLP, as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2005.	☐	☐	☐

3.	To approve the Company’s Amended and Restated 2004 Equity Incentive Award Plan.	☐	☐	☐

4.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized shares of common stock from 10,000,000 to 50,000,000.	☐	☐	☐

5.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to change the name of the Company to “Medivation, Inc.”	☐	☐	☐

6.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding common stock in the range of from 1:1.5 to 1:4 proposed to be completed, if at all, at any time prior to the date of our next Annual Meeting of Stockholders, and in any case not later than December 31, 2005, by the Board of Directors in the event that it determines, acting individually and its sole direction, that such action is necessary or advisable to facilitate the listing of the Company’s common stock on the Nasdaq SmallCap Market.	☐	☐	☐

7.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.	☐	☐	☐

C. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy card. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1–Please keep signature within box	Signature 2–Please keep signature within box	Date (mm/dd/yyyy)

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